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Exhibit 10.9

LOAN AND SECURITY AGREEMENT NO. 24-01117

        This LOAN AND SECURITY AGREEMENT (this "Agreement"), dated as of March 20, 2003 (the "Closing Date"), is entered into by and between FAVRILLE, INC., a Delaware corporation (the "Borrower"), HELLER FINANCIAL LEASING, INC. ("Agent"), in its capacity as agent for LIGHTHOUSE CAPITAL PARTNERS, IV, L.P. ("LCP"), and Agent in its individual capacity as a Lender hereunder, (each individually a "Lender" and collectively, "Lenders").

Recitals

        A.    Borrower has requested that Lenders make available a secured term loan facility to provide financing for certain equipment.

        B.    Lenders are willing to make such facilities available to Borrower on the terms and conditions set forth in this Agreement.

        Accordingly, the parties agree as follows:

ARTICLE 1. DEFINITIONS AND CONSTRUCTION.

        1.1.  Definitions. Unless otherwise defined herein, the following capitalized terms shall have the following meanings:

        "Account" means any "account," as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, in any event, shall include all accounts receivable, book debts, rights to payment, and other forms of obligations now owned or hereafter received or acquired by or belonging or owing to Borrower (including under any trade name, style or division thereof), whether or not arising out of goods or software sold or services rendered by Borrower or from any other transaction (including any such obligation that may be characterized as an account or contract right under the UCC), and all of Borrower's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Borrower's rights to any goods represented by any of the foregoing (including unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to Borrower under all purchase orders and contracts for the sale of goods or the performance of services or both by Borrower or in connection with any other transaction (whether or not yet earned by performance on the part of Borrower), now in existence or hereafter occurring, including the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

        "Affiliate" means any Person which directly or indirectly controls, is controlled by, or is under common control with Borrower. "Control," "controlled by" and "under common control with" mean direct or indirect possession of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided, that control shall be conclusively presumed when any Person or affiliated group directly or indirectly owns ten percent (10%) or more of the securities having ordinary voting power for the election of directors of a corporation.

        "Agent" means Heller, not in its individual capacity, but solely in its capacity as agent on behalf of and for the benefit of Lenders, and any successor agent appointed hereunder.

        "Agreement" means this Loan and Security Agreement, as it may be amended, supplemented or restated from time to time in accordance with its terms.

        "Authorized Location" means:

          (a)   a location specified in the Disclosure Schedule as an "Authorized Location"; or

          (b)   such other location in the continental United States identified to Agent in a written notice given no less than 10 days prior to the date upon which any Collateral or Records are moved to such location or Borrower establishes a place of business at such location, so long as, at the time of the giving of such written notice, Borrower executes and delivers any financing statements or fixture filings thereafter provided by Agent necessary to perfect and continue perfected Agent's Liens on any Collateral that may be located at such location;

        provided, that, in each case under the preceding clauses (a)-(b) in which the relevant location is a leased location, Borrower shall have provided Agent with a Landlord's Agreement with respect to such location, unless otherwise agreed by Agent.

        "Bankruptcy Code" means the Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended.

        "Borrower" has the meaning given to it in the preamble of this Agreement.

        "Borrowing Request" has the meaning given to it in Section 2.4(a).

        "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Illinois are authorized or required by law to close.

        "Cash" means all cash, money, currency, and liquid funds, wherever held, in which Borrower now or hereafter acquires any right, title, or interest.

        "Chattel Paper" means any "chattel paper," as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

        "Closing Date" has the meaning given to it in the preamble of this Agreement.

        "Closing Month" means the calendar month in which the Closing Date occurs.

        "Collateral" has the meaning given to it in Section 2.14.

        "Commitment" means the amount specified as such Lender's Commitment in Section 2.1.

        "Commitment Termination Date" means the first to occur of (i) February 9, 2004 and (ii) the date upon which the Commitments are terminated pursuant to Section 7.2.

        "Copyrights" means all of the following property, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (i) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country; (ii) all registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, of any State thereof, or of any other country; (iii) all continuations, renewals or extensions thereof; and (iv) all registrations to be issued under any pending applications.

        "Copyright License" means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

        "Cutoff Date" means October 1, 2002.

        "Default" means an event which with the giving of notice, passage of time, or both would constitute an Event of Default.

        "Default Rate" means one and one-half percent (1 1/2%) per month.

        "Deposit Accounts" means any "deposit accounts," as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

        "Designated Rate" means, as to any Loan, a per annum rate equal to the rate on 36 month Treasury Notes (but in no event less than 2.63%) having a term commencing on the date of the relevant Note; plus any one of the following: (a) for Hard Cost Notes issued to Heller, 6.080%; (b) for Hard Cost Notes issued to LCP, 4.3400%; (c) for Soft Cost Notes issued to Heller, 7.487%; and (d) for Soft Cost Notes issued to LCP, 5.730%.

        "Disclosure Schedule" means the Disclosure Schedule attached hereto as Schedule 1.

        "Documents" means any "documents," as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

        "Eligible Equipment" means any Equipment that:

          (a)   consists of test, manufacturing, lab and clean room equipment, office furniture and equipment and computer equipment, and Equipment as defined in the UCC and any related Equipment; provided, that "Eligible Equipment" expressly excludes hand-held items (other than portable computers) and other fungible items, and provided further, that Eligible Equipment may include Soft Costs in an amount not to exceed 40% of the aggregate amount funded hereunder, provided that, at Lender's discretion, each individual Note may exceed 40% Soft Costs so long as the aggregate amount funded by such Lender does not exceed 40%;

          (b)   was delivered to Borrower by the manufacturer or vendor on or after the Cutoff Date for the relevant Loan relating to such Equipment, and with respect to which the invoice date for such item of Equipment is a date that is on or after such Cutoff Date;

          (c)   is wholly-owned by Borrower, and not subject to any interest or encumbrance of any Person other than Agent and other than Permitted Liens;

          (d)   was identified by Borrower in the Supporting Documentation submitted by Borrower to Agent and Lenders in connection with the Borrowing Request for the relevant Loan; and

          (e)   has been approved in writing by Lenders for purposes of being financed by a Loan.

        "Eligible Equipment Schedule" has the meaning given to it in Section 2.4(a)(i).

        "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authorities, in each case relating to environmental, health, or safety matters.

        "Equipment" means any "equipment," as such term is defined in the UCC, and any and all additions, upgrades, substitutions, and replacements of the foregoing, together with all attachments, components, parts, accessions, and accessories installed thereon or affixed thereto, and any tangible or intangible items for which the definition of Soft Costs would be applicable, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

        "Equity Securities" of any Person shall mean (a) all common stock, preferred stock, participations, shares, convertible debt, partnership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

        "Event of Default" has the meaning given to it in Section 7.1.

        "FDA" shall mean the Federal Drug Administration.

        "Fixtures" means any "fixtures," as such term is defined in the UCC, together with all right, title and interest of Borrower in and to all extensions, improvements, betterments, accessions, renewals, substitutes, and replacements of, and all additions and appurtenances to any of the foregoing property, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

        "Funding Date" means, as to any Loan, the date upon which such Loan is funded as provided in Section 2.6.

        "Funding Month" means, as to any Loan, the calendar month in which the Funding Date occurs.

        "GAAP" means generally accepted accounting principles and practices consistent with those principles and practices promulgated or adopted by the Financial Accounting Standards Board and the Board of the American Institute of Certified Public Accountants, their respective predecessors and successors. Each accounting term used but not otherwise expressly defined herein shall have the meaning given it by GAAP.

        "General Intangibles" means any "general intangibles," as such term is defined in the UCC, and, in any event, shall include all right, title and interest which Borrower may now or hereafter have in or under any rights to payment; payment intangibles; software; proprietary or confidential information; business records and materials; customer lists; interests in partnerships, joint ventures, business associations, corporations, and limited liability companies; permits; claims in or under insurance policies (including unearned premiums and retrospective premium adjustments); and rights to receive tax refunds and other payments and rights of indemnification now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

        "Goods" means any "goods," as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

        "Governmental Authority" means (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

        "Hard Cost" shall mean that portion of the cost of Equipment which is related to the costs associated with the tangible aspects of said Equipment and which is not associated with Soft Cost of said Equipment.

        "Hard Cost Note" shall mean any Note issued by the Borrower, the amount of which is based on the Hard Cost of Equipment.

        "Heller" has the meaning given to it in the preamble of this Agreement.

        "Indebtedness" means, with respect to any Person without duplication:

          (a)   all obligations of such Person for borrowed money;

          (b)   all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (c)   all obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables aged less than 120 days);

          (d)   all capital lease obligations of such Person;

          (e)   all obligations or liabilities of others secured by a lien on any asset of such Person, whether or not such obligation or liability is assumed;

          (f)    all obligations or liabilities of others guaranteed by such Person; and

          (g)   any other obligations or liabilities which are required by GAAP to be shown as debt on the balance sheet of such Person.

        "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

        "Instruments" means any "instrument," as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

        "Intellectual Property" means all Copyrights; Trademarks; Patents; Licenses; source codes developed by Borrower; trade secrets; inventions (whether or not patented or patentable); technical information, procedures, processes, designs, knowledge, and know how; data bases; models; drawings; skill, expertise, and experience; websites, domain names, and URL's; and applications therefor and reissues, extensions, or renewals thereof; and goodwill associated with any of the foregoing; together with rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

        "Inventory" means any "inventory," as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest, and, in any event, shall include all Goods and personal property that are held by or on behalf of Borrower for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process or materials used or consumed or to be used or consumed in Borrower's business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods, whether or not the same is in transit or in the constructive, actual or exclusive possession of Borrower or is held by others for Borrower's account, including all property covered by purchase orders and contracts with suppliers and all Goods billed and held by suppliers and all such property that may be in the possession or custody of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other Persons.

        "Investment" means the purchase or acquisition of any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or the extension of any advance, loan, extension of credit or capital contribution to, or any other investment in, any Person.

        "Investment Property" means all "investment property," as such term is defined in the UCC, and includes any certificated security, uncertificated security, money market funds, bonds, mutual funds, and U.S. Treasury bills or notes, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

        "Landlord Agreement" means an agreement substantially in the form of Exhibit B or such other form as Lenders may agree to accept.

        "Lenders" has the meaning given to it in the preamble of this Agreement.

        "License" means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and any renewals or extensions thereof.

        "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement

(other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

        "Loan" means any extension of credit to Borrower by Lenders to be used for the reimbursement of the purchase price of Eligible Equipment in accordance with the terms and conditions of Section 2.1(a) and the other provisions hereof.

        "Loan Agreement Supplement" means a supplement to this Agreement in the form of Exhibit C hereto and describing a Loan hereunder.

        "Loan and Commitment Amount" means, as to any Lender as of any time of determination, the sum of (i) the aggregate Unused Commitments (if any) of such Lender plus (ii) the aggregate principal amount of the outstanding Loans owing to such Lender, in each case as of such time.

        "Loan Documents" means, individually and collectively, this Agreement, each Loan Agreement Supplement, each Note, any other security or pledge agreement, the Warrants, the Landlord Agreements, and all other contracts, instruments, addenda, UCC-1 Financing Statements, and documents executed in connection with this Agreement or any other Loan Document between any Lender and Borrower or between any one or more of Agent, any Lender and Borrower, or the extensions of credit which are the subject of this Agreement, as any such documents may be amended, supplemented, restated or replaced from time to time.

        "Loan Item" means any item of Eligible Equipment with respect to which a Loan is requested or funded.

        "Loan Terms Schedule" means, for any Loan, the Loan Terms Schedule attached to the Loan Agreement Supplement for such Loan.

        "Material Adverse Change" means any material adverse change in the financial condition, business or operations of Borrower or any subsidiary, including without limitation: (a) material deviation from business plan; (b) material deterioration or adverse change resulting from governmental or private action, litigation, or regulatory proceeding; (c) significant change in technology, markets or labor force; or (d) material change in the general affairs, management, results of operations, condition (financial or otherwise) or prospects of Borrower, whether or not arising from transactions in the ordinary course of business which, in Lender's reasonable opinion, is likely materially to impair (w) Borrower's ability to perform any or the Obligations, (x) Lender's interest in, or ability to remove, sell or otherwise dispose of any Collateral, (y) the value of the Collateral or Lender's security interest therein or the priority thereof, or (z) Lender's rights and remedies hereunder.

        "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, internal organization, financial condition or prospects of Borrower; (b) a material impairment of the ability of Borrower to perform under any Loan Document; (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Borrower of any Loan Document; or (d) a material adverse effect on the value of a material portion of the Collateral or the priority of Agent's Lien therein.

        "Maturity Date" means, with respect to each Loan, the earlier of (i) its maturity by reason of acceleration, and (ii) the Payment Date for the final periodic payment of principal and interest under such Loan.

        "Maximum Rate" has the meaning given to it in Section 2.8.

        "Merger" means any:

          (a)   reorganization, consolidation, joint venture, or merger (or similar transaction or series of related transactions) of Borrower with or into any other Person;

          (b)   sale or exchange of the outstanding shares of Borrower in which the holders of Borrower's outstanding shares as of the date hereof do not, immediately after consummation of such transaction, retain shares representing least 50% of the voting power of Borrower (as determined without regard to any Equity Securities issued after the Closing Date (i) to venture capital investors or strategic alliance investors in any private offering or (ii) in a public offering);

          (c)   sale of all or substantially all of the assets of Borrower; or

          (d)   acquisition by Borrower of all or substantially all of the capital stock or assets of another Person.

        "Note" has the meaning given to it in Section 2.2, and includes any such Note as it may be amended, supplemented, restated or replaced from time to time.

        "Obligations" means all debts, obligations and liabilities of Borrower to Agent or any Lender currently existing or now or hereafter made, incurred or created under, pursuant to or in connection with this Agreement or the other Loan Documents, whether voluntary or involuntary and however arising or evidenced, whether direct or acquired by Agent or such Lender by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Borrower may be liable individually or jointly, or whether recovery upon such debt may be or become barred by any statute of limitations or otherwise unenforceable, including such amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership or reorganization by or against Borrower; and all renewals, extensions and modifications thereof; and all reasonable attorneys' fees and costs incurred by Agent or any Lender in connection with the collection and enforcement thereof as provided for in any Loan Document.

        "Patent License" means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement Borrower now holds or hereafter acquires any interest.

        "Patents" means all of the following property, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (a) all letters patent of, or rights corresponding thereto, in the United States or in any other county, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, continuations, continuations-in-part or extensions thereof; (c) all petty patents, divisionals, and patents of addition; and (d) all patents to be issued under any such applications.

        "Payment Date" means, as to any Loan: The first Payment Date shall be the first day of the first calendar month after the Funding Month of such Loan, and then first day of each calendar month thereafter, until the relevant Note is paid in full.

        "Permitted Indebtedness" means:

          (a)   Indebtedness of Borrower to Agent and Lenders hereunder;

          (b)   Indebtedness secured by Permitted Liens;

          (c)   Indebtedness arising from the endorsement of Instruments in the ordinary course of business;

          (d)   Indebtedness existing on the date hereof and set forth on the Disclosure Schedule; and

          (e)   Extensions, modifications, and amendments of any of the items of Permitted Indebtedness (a) through (d) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms on Borrower.

        "Permitted Investments" means:

          (a)   cash deposits with commercial banks organized under the laws of the United States or a state thereof to the extent such deposits are fully insured by the Federal Deposit Insurance Corporation;

          (b)   Investments in marketable obligations issued or fully guaranteed by the United States and maturing not more than one (1) year from the date of issuance;

          (c)   Investments in open market commercial paper rated at least "A1" or "F1" or higher by Moody's and maturing not more than one (1) year from the creation thereof;

          (d)   Investments consisting of money market funds with commercial banks;

          (e)   Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

          (f)    Investments consisting of (i) compensation of employees, officers and directors of Borrower so long as the Board of Directors of Borrower determines that such compensation is in the best interests of Borrower, (ii) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business, (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrowers or their subsidiaries, (iii) employee loans described on the Disclosure Schedule and other loans to officers and employees approved by the Board of Directors in an aggregate amount not in excess of $280,000 outstanding at any time;

          (g)   Other Investments aggregating not in excess of $100,000 at any time.

        "Permitted Lien" means:

          (a)   Liens in favor of Agent for the benefit of Lenders hereunder;

          (b)   Liens in existence on the date hereof and listed on the Disclosure Schedule;

          (c)   Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that the same do not have priority over any of Agent's Liens and Borrower maintains adequate reserves in accordance with GAAP;

          (d)   Liens granted to other Persons on Borrower's Equipment (other than Loan Items), so long as such Liens are limited to the funds required for the purchase or reimbursement of Borrower's purchase of said Equipment;

          (e)   Liens on Borrower's assets (other than Loan Items) securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons or entities imposed without action of such parties; provided, that (i) the payment thereof is not yet required and (ii) such Liens do not have priority over any of Agent's Liens;

          (f)    Liens on Borrower's Assets (other than Loan Items) arising from judgments, decrees or attachments in circumstances not constituting an Event of Default; provided, that the same do not have priority over any of Agent's Liens;

          (g)   Liens incurred or deposits made in the ordinary course of Borrower's or a subsidiary's business in connection with worker's compensation, unemployment insurance, social security and other like laws;

          (h)   Easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar liens affecting real property not interfering in any material respect with the ordinary conduct of the business of Borrower;

          (i)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

          (j)    Liens which constitute rights of set-off of a customary nature or bankers' liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with arrangements entered into with banks in the ordinary course of business.

        "Person" means and includes any natural individual, or any partnership, corporation, business trust, joint stock company, limited liability company, unincorporated association or any other entity, and any Governmental Authority.

        "Proceeds" means "proceeds," as such term is defined in the UCC and, in any event, shall include without limitation:

          (a)   any and all proceeds and products of any Collateral, in whatever form, whether Accounts, Chattel Paper, Instruments, Cash, Supporting Obligations, or other proceeds payable to Borrower from time to time in respect of the Collateral, including proceeds of proceeds,

          (b)   any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Collateral,

          (c)   any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority),

          (d)   the proceeds, damages, or recovery based on any claim of Borrower against third parties for past, present or future infringement of any Copyright, Copyright License, Patent or Patent License or for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License, and

          (e)   any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

        "Property" means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.

        "Real Property" has the meaning ascribed to it in the Landlord Agreement.

        "Receivables" means (i) all of Borrower's Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights as defined in UCC 9102, and (ii) all customer lists, software, and business records related thereto.

        "Records" means all books and records (whether in tangible or intangible form) concerning Borrower's business.

        "Regulated Substance" means substances, materials or waste the use, generation, handling, storage, treatment or disposal of which is regulated by any local or state government authority, including without limitation hazardous waste and hazardous substances defined as such by any Governmental unit, and genetic or embryonic materials (including cloning and fetal tissue).

        "Soft Costs" means costs or expenses for Tenant Improvements, Fixtures other than Borrower's trade fixtures, insurance, taxes, licenses, tariffs, levies, freight, delivery, crating, installation and assembly, packing, training, service, maintenance or similar contracts or arrangements, and warranties.

        "Soft Cost Note" shall mean any Note issued by the Borrower, the principal amount of which is based on Soft Costs.

        "Stated Cost" means, with respect to Eligible Equipment, the original cost paid by Borrower to a non-affiliated manufacturer, vendor, dealer, or other third party with respect thereto, as set forth on an invoice delivered to Borrower by such manufacturer, vendor, dealer or other third party.

        "Supporting Documentation" has the meaning given to it in Section 2.4(a).

        "Supporting Obligations" means any "supporting obligations," as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

        "Tenant Improvements" means alterations, improvements or other modifications to the Real Property and costs and fees paid to contractors, architects, and others in connection with the design or installation of such alterations, improvements, or other modifications.

        "Terminal Payment Percentage" means the following percentages of the original principal amount of such Note: (a) for Hard Cost Notes issued to Heller, 12.75%; (b) for Hard Cost Notes issued to LCP, 12.75%; (c) for Soft Cost Notes issued to Heller, 7.5%; and (d) for Soft Cost Notes issued to LCP, 7.5%.

        "Threshold Amount" means $100,000

        "Trademark License" means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

        "Trademarks" means all of the following property, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (a) all trademarks, tradenames, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, and designs of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

        "UCC" means the Uniform Commercial Code as the same is, from time to time, in effect in the State of Illinois; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent's Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of Illinois, then the term "UCC" shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions. Unless otherwise defined herein or in the other Loan Documents, terms that are defined in the UCC and used herein or in the other Loan Documents shall, unless the context indicates otherwise, have the meanings given to them in the UCC.

        "Unused Commitment" means (i) with respect to any Lender as of any time of determination, the amount of such Lender's unfunded Commitment as of such time, and (ii) as to all Lenders, the aggregate Unused Commitments of all Lenders.

        "Warrants" means any warrant issued by Borrower in favor of each Lender in connection with the Loan pursuant to Section 2.17, as the same may be amended, supplemented, restated or replaced from time to time.

        Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a "Section," "subsection," "Exhibit," "Annex," or "Schedule" shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including all Exhibits, Annexes and Schedules, and not to any particular Section, subsection or other subdivision. References in this Agreement and each of the other Loan Documents to any document, instrument or agreement shall include (a) all documents, instruments or agreements, or replacements thereof, and (b) such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time.

        1.2.  Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation," the word "or" is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by this Agreement and the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied.

ARTICLE 2. LOANS; REPAYMENT; SECURITY INTEREST; CERTAIN OTHER RIGHTS OF LENDERS

        2.1.  The Commitments and Loans. Subject to the terms and conditions of this Agreement, each Lender agrees, severally and not jointly, from time to time from and after the Closing Date to, but not including, the Commitment Termination Date, to fund its share of Loans to Borrower in an aggregate original principal amount of up to but not exceeding its respective Commitment, without a Lender being obligated to Borrower for another Lender's obligations to fund Loans hereunder;

  (a)
  each Loan shall be no more than 100% of the Stated Cost of the Eligible Equipment to be financed with the proceeds of such Loan and, shall be broken into Notes reflecting the amounts funded by each Lender for that Loan, on LCP Hard Cost or Soft Cost Notes, as applicable, and Heller Hard Cost or Soft Cost Notes, as applicable;

  (b)
  each Loan shall be in a minimum amount of $100,000; and

  (c)
  it is understood and agreed that the Commitment hereunder is the lesser of (i) the amount set forth in the table below or (ii) the Loans made before the Commitment Termination Date.

	Heller	LCP
Hard Cost Commitment	$2,100,000	$2,100,000
Soft Cost Commitment	$1,400,000	$1,400,000
  (d)
  Notwithstanding anything to the contrary in this Agreement or the Loan Documents, Lenders' obligation to fund Loans, and any commitment by Agent or any Lender to advance any funds to Borrower, shall automatically expire on the earliest of the Commitment Termination Date, an Event of Default, or Material Adverse Change

  (e)
  The Commitments are not revolving credit commitments, and Borrower does not have the right to repay and re-borrow hereunder.

  (f)
  In no event shall Lender or Agent have any liability to Borrower for the failure of the other Lender to make a Loan hereunder, no matter what the status of that Lender's Commitment or Unfunded Commitment.

        2.2.  Notes Evidencing Loans. Each Loan shall be evidenced by separate Notes, either Heller and LCP Hard Cost Notes or Heller and LCP Soft Cost Notes, substantially in the form of Exhibit D (each, a "Note"), in favor of and payable to each Lender in the amount of such Lender's share of the relevant Loan (to the extent funded by such Lender).

        2.3.  Use of Proceeds. The proceeds of each Loan shall be used solely to reimburse Borrower, or to pay vendors, for amounts paid or owing by Borrower for the Stated Cost of Eligible Equipment (to the extent identified in the Supporting Documentation for such Loan).

        2.4.  Procedures for Borrowing.

        Whenever Borrower desires to borrow under this Agreement, Borrower shall give Agent and each Lender written notice of such request, and stating the total amount requested and the proposed Funding Date (which shall be a Business Day) in substantially the form of the Borrowing Request attached hereto as Exhibit A ("Borrowing Request"). Such Borrowing Request shall include the following:

  (i)
  a schedule substantially in the form of Schedule A to the Borrowing Request (the "Eligible Equipment Schedule") accurately completed by Borrower, which includes for each Loan Item for which financing under such Loan in requested, (A) a description thereof in reasonable detail, (B) the related invoice or billing number, and (C) serial number (if any) of all Eligible Equipment included among such Loan Items;

  (ii)
  an original invoice for each Loan Item;

  (iii)
  a cancelled check or other evidence of payment for each such Loan Item, or Borrower's Direction to Remit Funds in the amount of the Stated Cost thereof to the Person who issued the invoice, and in substantially the form of Exhibit E attached hereto ("Direction to Remit"); and

  (iv)
  such schedules, purchase orders and other documents descriptive of the relevant Loan Items as Agent may reasonably request,

        (all of the items described in the preceding clauses (i)-(iv), the "Supporting Documentation").

        Each Borrowing Request shall be irrevocable and shall be effective only if received by Agent and each Lender not later than 1:00 p.m. Illinois time on the date that is at least five (5) Business Days prior to the proposed Funding Date. If any such Borrowing Request is by facsimile transmission, it shall be confirmed in an original writing sent by Borrower to Agent on the next Business Day.

        Upon receipt of a Borrowing Request, Agent and each Lender shall have the right to review whether, in such Person's opinion, each of the conditions precedent to the requested Loan specified in Section 4.2 has been or will be satisfied as of the requested Funding Date. If Agent and each Lender determines such conditions precedent have been or will be satisfied, notwithstanding anything to the contrary herein (including Lender's failure to agree to the allocation of the requested Loan between the Lenders), the Funding Date shall not be less than five (5) Business Days after Agent and each Lender received the Borrowing Request together with all Supporting Documentation, in form and substance reasonably satisfactory to Agent and each Lender. The total amount of the requested Loan shall be allocated as agreed between Lenders based on their respective Unused Commitments.

Notwithstanding anything to the contrary in this Agreement, no more than two Loans may be funded during any calendar month.

        As soon as possible, but not later than two (2) Business Days after receipt of a Borrowing Request and complete Supporting Documentation acceptable to Agent and each Lender:

  (a)
  Agent shall prepare (A) a Loan Agreement Supplement (including a Loan Terms Schedule) for the requested Loan, (B) Notes in favor of each Lender with respect to the requested Loan, and (C) if necessary, appropriate UCC-1 financing statements and fixture fillings (or amendments to existing UCC-1 financing statements and fixture filings) covering the Loan Items for such Loan;

  (b)
  Agent shall transmit to each Lender such Loan Agreement Supplement (including Loan Terms Schedule) and a copy of the Note to be issued to such Lender in connection with such Loan; and

  (c)
  Agent shall transmit to Borrower (A) such Loan Agreement Supplement (including Loan Terms Schedule), (B) all such Notes, and (C) if applicable, such UCC-1 financing statements and fixture filings.

  (d)
  Each Lender shall be responsible for verifying the amounts (including its share of the relevant Loan amount, payment amounts, Terminal Payment amount and any other relevant information) specified for such Lender on any Loan Terms Schedule; provided, that, absent manifest error, Agent's calculation shall be presumed correct unless rebutted by any Lender or Borrower prior to the relevant Funding Date. Agent shall not be liable for any error in calculating a Lender's share of any Loan amount

        2.5.  Pre-Funding Delivery of Documents by Borrower. On or before 12:00 noon Illinois time on the second Business Day before the proposed Funding Date for any Loan, Borrower shall have duly executed and delivered to Agent (via facsimile) the relevant Loan Agreement Supplement (including Loan Terms Schedule), Notes and (if applicable) UCC-1 financing statements and fixture filings (and shall deliver the originally-executed Loan Agreement Supplement (including Loan Terms Schedule), Notes and (if applicable) UCC-1 financing statements and fixture filings at least one (1) Business Day before such Funding Date). Agent shall promptly transmit all of the foregoing to the Lender prior to funding, for receipt by the other Lender the day before funding.

        2.6.  Disbursement of Loan Proceeds. Subject to the provisions of the preceding Sections 2.4 and 2.5 and the satisfaction of the conditions precedent specified in Section 4.2, not later than 2:00 p.m., Illinois time, on the proposed Funding Date for any requested Loan (or such later date that is a Business Day and is not less than five (5) Business Days after delivery to Agent and Lenders of complete Supporting Documentation acceptable to Agent and Lenders in their sole discretion) if complete Supporting Documentation acceptable to Agent and Lenders was not delivered with the Borrowing Request), each Lender shall fund directly to Borrower its share of such Loan as specified on the Loan Terms Schedule for such Loan, which, as to each such Lender, shall be funded by the transfer of such amount in immediately available funds to Borrower's account as identified on Schedule B hereto.

        2.7.  Interest; Time and Method of Payments; Mandatory Prepayments.

(a)
Each Loan shall bear interest, and interest on each Loan shall be payable, for each Lender, at such Lender's Designated Rate. Borrower shall make payments monthly in advance of principal and interest for each Loan (collectively, "Periodic Payments"), on each Payment Date with respect to such Loan. The initial payment for each Loan shall be due and payable on the first Payment Date with respect to such Loan and shall include an amount equal to (i) such Loan's initial Periodic Payment (as defined in the Note) amount, (ii) such Loan's final Periodic Payment amount, and (iii) Interim Interest (as defined below), if any. Each Scheduled Payment shall include interest which will accrue during the calendar month that includes such Payment Date. The last Periodic Payment under each Note shall not include any interest which would have accrued after the date of such last Periodic Payment, but shall additionally include any accrued and unpaid interest and other charges then outstanding.

(b)
Principal and interest on each Loan shall be payable in equal monthly installments of principal and interest in accordance with the amortization schedule set forth in the Loan Terms Schedule for such Loan's Notes, which shall be payable as aforesaid on the Payment Dates for such Loan's Notes and otherwise as more particularly described in the Notes with respect to each such Loan; provided, that if the Funding Date for any Loan is not the first Business Day of a calendar month, Borrower shall also pay interim interest for the period from the Funding Date through the last day of such month, calculated at the applicable Designated Rate for such Loan's Notes, which shall be payable in arrears as described in clause (a) above ("Interim Interest").

(c)
In addition to the payments described in clause (b) above, Borrower shall pay the Terminal Payment with respect to each Loan's Notes, which payment is fully earned as of the Funding Date of such Loan and is due and payable on the earlier of (i) the acceleration of such Loan or (ii) on the Payment Date next succeeding the Payment Date of the final periodic payment of principal and interest under such Loan.

(d)
All payments of principal, interest, fees and other amounts (including indemnities) payable by Borrower hereunder shall be made to Agent for the benefit of Lenders in immediately available funds not later than 1:00 p.m., Illinois time, on the date on which such payment shall become due; provided, that whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (and such extension of time shall be included in the computation of interest or fees, as the case may be). Borrower shall pay to Agent the full amount of each payment due under each Note, and Agent shall forward to each Lender its share of each such payment received at the address for payments specified by such Lender in Schedule B. Any payment received by Agent or any Lender hereunder for the account of any other Lender shall be paid promptly to such Lender, in like funds, for the Loan in respect of which such payment is made.

(e)
Except as otherwise provided in this clause (e), Borrower may not prepay any Loan except after an acceleration of the Loans hereunder.

          (A)  Mandatory Prepayment. In the event that (i) Borrower breaches Sections 6.2(d), (e) and/or (f) or Section 6.6 of this Agreement, or (ii) both Lenders do not, within their reasonable discretion, give their consents to any Merger, then in any of these events, Borrower shall pay to Agent for the benefit of Lenders, promptly upon the demand therefor, the sum of (w) all unpaid payments of principal and interest and other amounts that became due and payable under each Note issued pursuant to this Loan on, or prior to, the date of such mandatory prepayment; (x) the full amount of all future payments of principal and interest and other amounts described in each Note issued pursuant to this Agreement; (y) the full amount of the Terminal Payment set forth in each Note issued pursuant to this Agreement; and (z) any indemnity amount payable to Agent for the benefit of Lenders hereunder. Upon any acceleration or indefeasible prepayment of the Loans in full pursuant to this Section 2.7(e)(A), all Unused Commitments shall automatically terminate.

          (B)  Insurance and Other Payments. (i) Borrower shall bear the risk of the Collateral being lost, stolen, destroyed, damaged or seized by a governmental authority for any reason whatsoever at any time until the indefeasible payment in full of all of Borrower's Obligations hereunder. (ii) Except as set forth in Section 2.7(e)(B)(iii), if during the Term any item of Collateral is lost, stolen, destroyed, damaged or seized by a governmental authority for a period equal to at least the remainder of the Agreement (an "Event of Loss"), then Agent shall receive from the proceeds of insurance maintained pursuant to Section 5.10, from any award paid by the seizing governmental authority or, to the extent not received from the proceeds of insurance or award or both, from Borrower, on or before the Payment Date next succeeding such Event of Loss, an amount equal to 100% of the proceeds received, which shall be applied first to all then outstanding costs, fees and expenses under the Note(s) secured by the relevant Collateral, and then paid over to Lenders for application to the principal and other amounts outstanding under the Note(s) secured by the relevant Collateral. On the date of receipt by Agent of the amount specified hereinabove with respect to each such item of Collateral subject to an Event of Loss, the provisions of this Agreement shall terminate as to such Collateral, and Agent shall take all actions as Borrower may reasonably require to release Agent's security interest in such Collateral pursuant to Section 2.15. Any proceeds of insurance maintained by Borrower pursuant to Section 5.10 and received by Borrower shall be paid to Agent promptly upon their receipt by Borrower. If any proceeds of insurance or awards received from governmental authorities are in excess of the amount, owed under this Section 2.7(e)(B), Agent shall promptly remit to Borrower the amount in excess of the amount owed to Lenders. (iii) So long as no Event of Default has occurred and is continuing, any proceeds of insurance maintained pursuant to Section 5.10 received by Agent or Borrower with respect to an item Collateral the repair of which is practicable shall, at the election of Borrower be applied either to the repair or replacement of such Collateral or, upon Agent's receipt of evidence of the repair or replacement of the Collateral reasonably satisfactory to Agent, to the reimbursement of Borrower for the cost of such repair or replacement. All replacement parts and equipment acquired by Borrower in replacement of Collateral pursuant to this Section 2.7(e)(B)(iii) shall be of the same or newer make or model of the lost Collateral; shall include all such parts and accessories as to make the replacement substantially similar in value and use as the lost Collateral; and shall immediately become part of the Collateral upon acquisition by Borrower.

          (C)  Disposition of Collateral. As soon as practicable after receipt by or for the benefit of Borrower of the Proceeds of any disposition of Collateral that is permitted pursuant to Section 6.3(b), Borrower shall pay to Agent for the benefit of Lenders an amount equal to 100% of the Proceeds received, which shall be applied first to all then outstanding costs, fees and expenses under the Note(s) secured by the relevant Equipment, and then paid over to Lenders for application to the principal and other amounts outstanding under the Note(s) secured by the relevant Equipment. Lenders agree that they will, upon request, release their lien on the Collateral disposed of pursuant to Section 6.3(b). Partial prepayment of the outstanding Loans due to the application of proceeds of such dispositions shall not cause the Unused Commitments to automatically terminate; however, upon the indefeasible prepayment in full of all outstanding Loans (except through the application of the disposition of proceeds as aforesaid), or upon the acceleration of all outstanding Loans as permitted under this Agreement, all Unused Commitments shall automatically terminate.

        2.8.  Interest Rate Calculation. All computations of interest and (if applicable) charges and fees under this Agreement and any other Loan Document shall be calculated for actual days elapsed on the basis of a year consisting of twelve (12) months of thirty (30) days each, which results in higher interest, charge or fee payments than if a 365-day year were used. In no event shall Borrower be obligated to pay any Lender interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect. Notwithstanding any provision in this Agreement, the Notes, or any other Loan Document, it is not the parties' intent to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law which a court of competent jurisdiction shall deem applicable hereto (the "Maximum Rate"). If Borrower actually pays any Lender an amount of interest, chargeable on the total aggregate principal Obligations of Borrower to such Lender under this Agreement and such Lender's Notes (as said rate is calculated over a period of time from the date of this Agreement through the end of time that any principal is outstanding under all of the Notes), which amount of interest exceeds interest calculated at the Maximum Rate on said principal chargeable over said period of time, then with respect to such Lender such excess interest actually paid by Borrower shall be applied first, to the payment of principal outstanding on all of the Notes payable to such Lender; second, after all principal is repaid, to the payment of such Lender's out of pocket costs, expenses, and professional fees which are owed by Borrower to such Lender under this Agreement or the other Loan Documents; and third, after all principal, costs, expenses, and professional fees owed by Borrower to such Lender are repaid, the excess (if any) shall be refunded to Borrower, and the effective rate of interest with respect to such Lender shall be automatically reduced to the Maximum Rate.

        2.9.  Compound Interest. In the event any interest is not paid when due hereunder, delinquent interest shall be added to the principal of the relevant Loan and shall bear interest on interest, compounded at the Designated Rate applicable to such Loan.

        2.10. Default Interest. Upon and during the continuation of an Event of Default hereunder, all Obligations, including principal, interest, compounded interest, any Terminal Payments that are then due, expenses and professional fees, shall bear interest at a rate per annum equal to the Default Rate until paid in full, whether before or after judgment. Borrower shall pay such interest promptly after receipt of an invoice therefor.

        2.11. Several Obligations. The failure of any Lender to fund its share of any Loan to be made by it on the date specified therefor shall not relieve the other Lenders of their respective obligations to fund their respective shares thereof on such date; but in no event shall any Lender be responsible for the failure of any other Lender to fund any Loan required to be funded by such other Lender.

        2.12. Set-Off Among Lenders. Borrower hereby agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it at any of its offices against any principal of or interest on its portion of any of its Loans hereunder, or any fee payable to it, that is not paid when due (regardless of whether such balances are then due to Borrower), in which case it shall promptly notify Borrower and the other Lenders thereof, provided, that its failure to give such notice shall not affect the validity thereof.

        2.13. Lenders' Records. Principal, interest, Terminal Payments and all other sums owed under any Loan Document, and any payments or credits with respect thereto, shall be evidenced by entries in records maintained by each Lender for such purpose. Absent manifest error, a Lender's records shall be conclusive evidence thereof.

        2.14. Security Interest. As security for the prompt, complete and indefeasible payment when due (whether on the Payment Dates or otherwise) of all the Obligations and the prompt, full and complete performance by Borrower of each of its covenants and duties under each of the Loan Documents, and in order to induce Lenders to make the Loans upon the terms and subject to the conditions of this Agreement, the Notes, and the other Loan Documents, Borrower hereby grants to Agent, for the benefit of Agent and Lenders, a valid, first priority, continuing security interest in and Lien upon all of Borrower's right, title and interest in, to and under each item of Equipment financed hereunder, all Licenses and Intellectual Property used with the Equipment, all attachment, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, and all rents, profits, products and Proceeds of the foregoing including without limitation proceeds of insurance policies insuring the foregoing and all books and records with respect thereto, whether now owned or hereafter acquired and wherever located; plus (a) all property in which Agent or a Lender now or hereafter obtains a security interest or is listed on any UCC-1 naming Borrower as Debtor, in any capacity and Lender or an affiliate of Lender as Secured Party; (b) all property which comes into Agent's or a Lender's possession in which a security interest in perfected by possession; and (c) all products and proceeds of the foregoing, including proceeds of insurance and proceeds of proceeds (all of the foregoing personal property in hereinafter sometimes individually and sometimes collectively referred to as "Collateral"). Physical copies of software and software, firmware and operating systems that cannot be removed from the Collateral without rendering the Collateral inoperable shall be deemed to be part of the "Collateral" unless such construction is prohibited by or inconsistent with any relevant license or other agreement respecting such software, firmware or operating system. Borrower shall make appropriate entries upon its financial statements and its books and records disclosing Lender's security interest in the Collateral. Borrower irrevocably authorizes Agent at any time and from time to time to file in any jurisdiction any financing statements and amendments that: (a) name Collateral as collateral thereunder, regardless of whether any particular Collateral falls within the scope of the UCC; (b) contain any other information required by the UCC for sufficiency or filing office acceptance, including organization identification numbers: (c) contain a notification that Borrower has granted a negative pledge to Agent, and that any subsequent lienor may be tortiously interfering with Lender's rights; and (d) contain such language as Agent determines helpful in acquiring or preserving rights third parties. Borrower ratifies any such fillings made prior to the date hereof.

        2.15. Duration of Security Interest: Agent's security interest in that portion of the Collateral which was submitted in support of the issuance by Borrower of a Hard Cost Note shall continue until the indefeasible payment in full of all the Borrower's Obligations under this Agreement. So long as no Event of Default shall have occurred hereunder, Agent's security interest in that portion of the Collateral which was submitted in support of the issuance of any particular Soft Cost Note ("Soft Collateral") shall continue until the indefeasible payment in full of all of the Borrower's Obligations under that particular Soft Cost Note, and upon the indefeasible payment in full of such Soft Cost Note, the Agent agrees that it will, upon request, release its security interest in the Soft Collateral related to the Soft Cost Note. Upon the indefeasible payment in full of all of the Borrower's Obligations hereunder, then Agent shall release its security interest and shall execute such further documents and take such further actions as may be necessary to effect the release and/or termination contemplated by this Section 2.15, including duly executing and delivering termination statements for filing in all relevant jurisdictions.

        2.16. One Obligation. All of the Loans and all of the Notes shall constitute a single Obligation; and all Loans, Notes and Obligations hereunder are secured by all of the Collateral. Notwithstanding anything in this Agreement to the contrary however, Borrower and Lenders agree that certain items, including but not limited to certain Tenant Improvements and Fixtures, may not constitute "Collateral" securing Soft Cost Notes funded hereunder by LCP if a landlord of the Real Property at which such Tenant Improvements or Fixtures are located does not agree to waive its rights, if any, and has the contractual ability to prohibit LCP to have a security interest in, such Tenant Improvements or Fixtures.

        2.17. Issuance of Warrants. As additional consideration for the making by Lenders of their respective Commitments and their other agreements hereunder, Borrower shall, (i) upon the execution of this Agreement as to Lenders who are a party hereto as of the Closing Date, issue to each such Lender, as the case may be, a warrant instrument in Borrower's Series B stock in the form of Exhibits F-1 and F-2, respectively, exercisable for a number of shares of "Preferred Stock" (as defined in Exhibit F-1 and F-2, respectively) equal to: (a) for Heller, 1% of the amount of the Commitment of Heller, and (b) for LCP, 3% of the amount of the Commitment of LCP, and in each of (a) and (b), dividing said amounts by $1.22.

ARTICLE 3. REPRESENTATIONS AND WARRANTIES

        Borrower represents and warrants to Agent and each Lender that, except as set forth in the Disclosure Schedule, as of the Closing Date and at all times thereafter:

        3.1.  Due Organization. Borrower is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, and is duly qualified to conduct business and is in good standing in each other jurisdiction in which its business is conducted or its properties are located and where the failure to be qualified would be reasonably likely to have a Material Adverse Effect.

        3.2.  Authority. Borrower has all necessary corporate power, authority and legal right and has obtained all approvals and consents and has given all notices necessary to execute and deliver this Agreement and the other Loan Documents and to perform the terms hereof and thereof. Borrower has all requisite power and authority to own and operate its properties and to carry on its businesses as now conducted.

        3.3.  Authorization, Validity and Enforceability. The execution, delivery and performance of this Agreement and all other Loan Documents executed by Borrower and the granting of Liens hereunder the thereunder have been duly authorized by all necessary action on the part of Borrower. The Loan Documents have been duly executed and delivered and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity.

        3.4.  Compliance with Applicable Laws. Borrower has complied with all licensing, permit and fictitious name requirements necessary to lawfully conduct the business in which it is engaged, except to the extent that such noncompliance would not reasonably be expected to have a Material Adverse Effect.

        3.5.  No Conflict. Neither the execution and delivery by Borrower of any Loan Document nor the consummation of the transactions contemplated therein nor the compliance with the terms, conditions and provisions thereof will (i) conflict with or result in a breach of any of the terms, conditions or provision of (A) Borrower's certificate of incorporation or by-laws or the terms of any charter or other organizational document of Borrower, as amended from time to time, (B) any law, regulation, order, writ, injunction or decree of any court or Governmental Authority or (C) any material agreement or instrument to which Borrower is a party or by which it or any of its properties is bound or to which it or any of its properties is subject, (ii) constitute a default under any of the foregoing or (iii) result in the creation or imposition of any Lien, other than Permitted Liens.

        3.6.  No Litigation, Claims or Proceedings. Except as set forth on the Disclosure Schedule, there is no litigation, tax claim, proceeding or dispute pending, or, to the knowledge of Borrower, threatened against or affecting Borrower or its property which, if adversely determined, would, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect.

        3.7.  Correctness of Financial Statements. Borrower's financial statements which have been delivered to Agent fairly and accurately reflect Borrower's financial condition as of the latest date of such financial statements, and since that date there has been no Material Adverse Effect.

        3.8.  No Subsidiaries. Except as set forth on the Disclosure Schedule, Borrower is not a majority owner of or in a control relationship with any other business entity.

        3.9.  Environmental Matters. Borrower is in compliance with all Environmental Laws which are applicable to its business, except to the extent a failure to be in such compliance would not reasonably be expected to have a Material Adverse Effect.

        3.10. No Event of Default or Material Adverse Change. No Default or Event or Default has occurred and is continuing. No Material Adverse Change has occurred.

        3.11. Full Disclosure. None of the representations or warranties made by Borrower herein or in any other Loan Document as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of Borrower in connection with the Loan Documents (including disclosure materials delivered by or on behalf of Borrower to Agent or any Lender prior to the Closing Date or at any time thereafter), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

        3.12. Collateral.

        Borrower has good and marketable title to the Collateral. Except for the security interests created by this Agreement and Permitted Liens, Borrower is and will be the unconditional legal and beneficial owner of the Collateral free and clear of Liens. Borrower has good title and ownership of, or is licensed under, all of Borrower's current Intellectual Property. Any leases, subleases, licenses and sublicenses granted to others by Borrower in the ordinary course of business do not interfere in any material respect with the conduct of the business of the Borrower and do not comprise Liens on the Collateral. Borrower has not received any communications alleging that Borrower has violated, or by conducting its business as proposed, would violate any proprietary rights of any other Person. Borrower has no knowledge of any infringement or violation by it of the Intellectual Property rights of any third party and has no knowledge of any violation or infringement by a third party of any of its Intellectual Property. All Records relating to the Collateral and the Intellectual Property are located at Borrower's chief executive office unless otherwise stated in the Disclosure Schedule.

        The security interests in the Collateral granted to Agent, for the benefit of Agent and Lenders, pursuant to this Agreement (i) constitute and will continue to constitute first priority security interests (except to the extent any Permitted Liens are permitted to have an equal or senior priority to Agent's Lien under this Agreement) and (ii) are and will continue to be superior and prior to the rights of all other creditors of Borrower (except to the extent of such Permitted Liens).

        3.13. Chief Executive Office; Fiscal Year; FEIN. Borrower's chief executive office, principal place of business, locations of Collateral, and former names (if any), Borrower's FEIN, Borrower's Organization File Number and the date of Borrower's fiscal year are all as set forth in the Disclosure Schedule.

        3.14. Solvency, Etc. Borrower is Solvent (as defined below). "Solvent" shall mean, with respect to any Person on any date, that on such date (a) the fair value of the property of such Person is greater than the fair value of the liabilities (including, without limitation, contingent liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

        3.15. Survival. The representations and warranties of Borrower as set forth in this Agreement survive the execution and delivery of this Agreement.

        3.16. Automatic Reaffirmation. Each request for a Loan made by Borrower will constitute (i) an automatic warranty and representation that there does not exist any Default or Material Adverse Change and (ii) a reaffirmation as of the date of said request of all of the representations and warranties contained in this Agreement and the Loan Documents.

ARTICLE 4. CONDITIONS PRECEDENT

        4.1.  Conditions to Closing. At the time of the execution and delivery of this Agreement, and as a condition to the effectiveness hereof, Agent and Lenders shall have received, in form and substance reasonably satisfactory to Agent and its counsel, all of the following:

  (a)
  Executed originals of this Agreement, the Warrants, UCC financing statements and all other documents and instruments to be executed by Borrower or any other parties and reasonably required by Agent to effectuate the transactions contemplated by this Agreement and the other Loan Documents or to create and perfect the Liens of Agent, for the benefit of Agent and Lenders, with respect to all Collateral, in all cases in form and substance reasonably acceptable to Agent.

  (b)
  UCC lien, judgment, bankruptcy and tax lien searches of Borrower from such jurisdictions or offices as Agent may reasonably request, all as of a date reasonably satisfactory to Agent, Lenders and their counsel.

  (c)
  All necessary consents of shareholders and other third parties with respect to the execution, delivery and performance of this Agreement, the Warrants and the other Loan Documents.

  (d)
  Evidence of the insurance coverage required by Section 5.10(a).

  (e)
  Landlord Agreements with respect to Borrower's existing facilities.

  (f)
  Such other documents, and completion of such other matters, as Agent may reasonably deem necessary or appropriate, including a Negative Pledge Agreement in the form of Exhibit G herein.

        4.2.  Conditions to All Loans. The obligation of Lenders to fund any Loan is subject to the following further conditions precedent:

  (a)
  Borrower shall have (i) executed and delivered to Agent and Lenders a Borrowing Request for such Loan and all Supporting Documentation, (ii) satisfied the requirements of Section 2.5 (including the execution and delivery of the Loan Agreement Supplement relating to such Loan, which shall also have been executed by all Lenders, the Notes relating to such Loan, and (if applicable) all UCC-1 financing statements and fixture filings relating to the Loan Items for such Loan), and (iii) to the extent not otherwise required pursuant to Section 2.5, executed and delivered such additional amendments or supplements to this Agreement and such financing statements as Agent may reasonably request in connection with such Loan in order to create or perfect or to maintain the perfection of Agent's Liens on the Collateral for the benefit of Lenders.

  (b)
  No Default or Event of Default shall have occurred and be continuing or will result from the making of such Loan, and all of the representations and warranties of Borrower contained in Article 3 of this Agreement shall be true and correct in all material respects as of the Funding Date of such Loan.

  (c)
  Borrower shall have delivered to Agent a release or estoppel letter, as appropriate, from any Person having an existing Lien superior to the Lien of Agent on any Loan Item under the relevant Loan.

  (d)
  Such other documents, and completion of such other matters, as Agent may reasonably deem necessary or appropriate.

ARTICLE 5. AFFIRMATIVE COVENANTS

        During the term of this Agreement and until the payment and performance of all Obligations and termination of the Commitments, Borrower shall do all of the following:

        5.1.  Good Standing. Borrower shall maintain its corporate existence and its good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Borrower shall maintain in force all licenses, approvals and agreements, the loss of which would reasonably be expected to have a Material Adverse Effect.

        5.2.  Government Compliance. Borrower shall comply with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which would reasonably be expected to have a Material Adverse Effect.

        5.3.  Notices; Reporting. Borrower shall promptly give written notice to Agent and Lenders of:

  (a)
  any litigation or administrative or regulatory proceeding affecting Borrower where the amount claimed against Borrower is at the Threshold Amount or more, or where the granting of the relief requested could result in a Material Adverse Effect, upon the learning thereof;

  (b)
  any dispute which may exist between Borrower and any Governmental Authority which could have a Material Adverse Effect, upon the learning thereof;

  (c)
  the occurrence of any Default or Event of Default, upon any officer of Borrower learning thereof;

  (d)
  any change in the location of any of Borrower's places of business or Collateral, or of the establishment of any new, or the discontinuance of any existing, place of business, in each case at least ten (10) days in advance of such change;

  (e)
  any default by Borrower or any other party, or any material dispute, under any joint venture, partnering, distribution, cross-licensing, strategic alliance, collaborative research or manufacturing, license or similar agreement which would reasonably be expected to have a Material Adverse Effect, upon the learning thereof;

  (f)
  any material change (whether adverse or not) in Borrower's credit standing, financial condition, business prospects and internal organization; and

  (g)
  any other matter which has resulted or might reasonably result in a Material Adverse Effect, upon the learning thereof.

        5.4.  Financial Statements; Compliance Certificates. Borrower shall deliver to Agent and Lenders, in form and detail satisfactory to Agent, the following financial information which Borrower warrants shall be accurate and complete in all material respects:

  (a)
  as soon as practicable (and in any event within thirty (30) days) after the end of each of Borrower's fiscal months, unaudited interim financial statements as of the end of such month (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, all certified by Borrower's Chief Financial Officer to be true and correct;

  (b)
  as soon as practicable (and in any event within one hundred twenty (120) after the end of each fiscal year of Borrower, unqualified audited financial statements as of the end of such year (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to Agent, accompanied by any management report from such accountants;

  (c)
  promptly, any additional information, financial or otherwise (including tax returns and names of principal creditors), reasonably requested by Agent to evaluate the Collateral or Borrower's continuing ability to meet its business plan and its financial obligations;

  (d)
  promptly after sending, issuing, making available, or filing, copies of all statements released to any news media for publication, all reports, proxy statements, and financial statements that it sends or makes available to its stockholders, and, not later than five (5) days after actual filing or the date such filing was first due, all registration statements and reports that it files or is required to file with the Securities and Exchange Commission, or any other governmental or regulatory authority;

  (e)
  together with any financial statements that are furnished pursuant to clauses (a)-(b) of this Section 5.4, a certificate signed by Borrower's Chief Financial Officer with respect to such financial reports to the effect that: (i) no Event of Default or Default has occurred and is continuing hereunder since the date of this Agreement or, if later, since the date of the prior such certificate, or, if such an event or condition has occurred and is continuing, the nature and extent thereof and the action Borrower proposes to take with respect thereto, and (ii) except as disclosed in such certificate, Borrower is in compliance with the provisions of Articles 5 and 6 of this Agreement;

  (f)
  on or before December 1 of each fiscal year, Borrower's board approved financial projections for the succeeding fiscal year, which shall in good faith set forth Borrower's projections for the period reflected therein; and

  (g)
  such other statements, lists of property and accounts, budgets, forecasts, reports, or other information as Agent or any Lender may from time to time reasonably request.

        5.5.  Existence. Borrower shall maintain and preserve Borrower's existence, and all rights and privileges necessary or desirable in the normal course of its business, except for rights and privileges, which, if lost individually or taken as a whole, would not have a Material Adverse Effect.

        5.6   Records; Access. Agent may, at any time during Borrower's usual business hours, inspect the Collateral and all records related thereto, and discuss Borrower's affairs and finances with management and officers of Borrower and verify and audit the amount, quality, quantity, value and condition of, or any other matter relating to, Collateral. Borrower hereby irrevocably authorizes and directs all third party accountants and auditors to discuss Borrower's financial and business affairs with Agent or Lenders while any Obligations are outstanding and unpaid, and agrees that such authorization and (b) written consent by Borrower to Agent or Lenders of such authorization, and further agrees that a copy of this Section, together with a copy of such written notice and written consent, may be shown such persons as proof of such authority. So long as no Event of Default shall have occurred or be continuing, such inspections, discussions, or audits shall occur no more than twice per calendar year.

        Borrower shall maintain adequate Records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP, and shall prepare all financial statements in accordance with GAAP, and in compliance with the regulations of any Governmental Authority having jurisdiction over Borrower or Borrower's business.

        On reasonable prior notice, and at reasonable times (during normal business hours) and intervals, Borrower shall permit any authorized representative of Agent and its respective attorneys and accountants, to (i) inspect, examine and make copies and abstracts of the Records of Borrower and inspect and examine the Collateral (provided, that if an Event of Default shall have occurred and be continuing or if access is necessary to preserve or protect the Collateral as reasonably determined by Agent, Borrower shall provide Agent and its attorneys and accountants (and, in the case of an Event of Default, Lenders and their respective attorneys and accountants) with access to the Collateral and Records at all times and without advances notice), and (ii) meet with management and officers of Borrower to discuss such Records or the Collateral; provided, however, so long as no Event of Default shall have occurred or be continuing, such inspections, discussions, or audits shall occur no more than twice per calendar year.

        5.7.  Compliance With Laws and Agreements. Borrower shall be in material compliance with all laws (including Environmental Laws and the regulations promulgated by the FDA), rules, and regulations applicable to, and all orders and directives of any Governmental Authority having jurisdiction over, Borrower or Borrower's business, and with all material agreements to which Borrower is a party.

        5.8.  Taxes and Other Liabilities. Borrower shall pay and discharge all taxes, levies, and other governmental or regulatory charges or assessments imposed on it or upon its income or properties before delinquency or before any penalty attaches thereto; provided, that there shall be no requirement to pay any such tax, assessment, charge, levy or claim (i) which is being contested in good faith and by appropriate proceedings or which presents no risk of seizure, forfeiture, levy or other event which could jeopardize any Collateral or Intellectual Property or (ii) for which payment in full is bonded or reserved in Borrower's financial statements.

        5.9.  Maintenance of Properties, Etc.; Identification.

        Borrower shall keep, maintain and preserve all of its properties (including Intellectual Property) which are necessary or useful (as determined by Borrower) in the conduct of its business. Without limiting the foregoing, Borrower shall keep and maintain all items of Equipment and other similar types of Property in good operating condition and repair, ordinary wear and tear excepted, and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Borrower shall not permit any such item of Collateral to be operated or maintained in violation of any applicable law, statute, rule or regulation. With respect to items of leased Equipment, Borrower shall keep, maintain, repair, replace and operate such leased Equipment in accordance with the terms of the applicable lease.

        At the request of Agent, Borrower shall firmly affix a decal, stencil or other prominent marking to Loan Items and designated items constituting Collateral, indicating thereon the security interest of Agent.

        5.10. Insurance. Borrower shall at all times throughout the term of this Agreement and any extension hereof procure and maintain at its own expense the following minimum insurance coverages with financially sound, commercial insurers reasonably satisfactory to Lender and with such deductibles and exclusions as approved by Lender: (1) All risk property damage insurance covering the Collateral which shall include but not be limited to fire and extended coverage and where applicable mechanical breakdown and electrical malfunction, and which shall be written in amount not less than the greater of (x) the outstanding loan balance or (y) the current replacement cost; (2) Commercial general liability insurance which may include excess liability insurance written on occurrence basis with a limit of not less than $5,000,000; and, (3) Workers' compensation insurance in accordance with statutory limits and employers' liability coverage which may include excess liability in an amount not less than $5,000,000.

        Any insurance carried and maintained in accordance with this Agreement by Borrower shall be endorsed to provide that: (i) Agent on behalf of the Lenders shall be additional insured and loss payee with respect to the property insurance described in subsection (1) of the prior paragraph (and such insurance shall provide that the interest of Agent on behalf of the Lenders shall not be invalidated by any act or neglect of Agent on behalf of the Lenders, Borrower or other person), and Agent on behalf of the Lenders shall be an additional insured with respect to the liability insurance described in subsection (2) of the prior paragraph; and, (ii) The insurers thereunder waive all rights of subrogation against Agent on behalf of the Lenders, any right of setoff and counterclaim and any other right to deduction due to outstanding premiums, whether by attachment or otherwise; and, (iii) Such insurance shall be primary without right of contribution of any other insurance carried by or on behalf of Agent on behalf of the Lenders; and, (iv) Inasmuch as such policies are written to cover more than one insured, all terms, conditions, insuring agreements and endorsements (other than the limits of liability) shall operate in the same manner as if there were a separate policy covering each insured; and, (v) If such insurance is canceled for any reason whatsoever, including nonpayment of premium, or any substantial change is made in the coverage that affects the interests of Agent on behalf of the Lenders, such cancellation or change shall not be effective as to Agent on behalf of the Lenders until thirty

(30) days after receipt by Agent on behalf of the Lenders of written notice sent by registered mail from such insurer of such cancellation or change; providing, however, that such thirty (30) day period shall be reduced to ten (10) days in the case where cancellation results from the nonpayment of premiums. Borrower, irrevocably, appoints Agent on behalf of the Lenders as Borrower's true and lawful attorney (and agent-in fact) for the purpose of making, settling and adjusting claims under such policies, endorsing the name of Borrower on any Check, draft, instrument or other item of payment for the proceeds of such policies and for making all determinations and decisions with respect to such policies, and such appointment will be immediately effective upon the occurrence and during the continuance of an Event of Default hereunder.

        On or before each policy anniversary date, Borrower shall arrange to furnish Agent on behalf of the Lenders with appropriate Certificates of Insurance. Such Certificates of Insurance shall be executed by each insurer or by an authorized representative of each insurer, and shall identify insurers, the type of insurance, the insurance limits and the policy term and shall specifically list the special endorsements (i) through (v) above. If the Borrower fails to provide the appropriate Certificates of Insurance, whether originally or at each policy anniversary date, within 10 days of the Agent on behalf of the Lender's written demand therefor, then Borrower agrees to pay Agent on behalf of the Lenders a non-compliance fee equal to $500 each month until such Certificates of Insurance are provided to Agent on behalf of the Lenders. Such fee does not procure or constitute insurance coverage for Borrower.

        In Case of the failure to procure or maintain such insurance, Agent on behalf of the Lenders shall have the right, but not the obligation, to obtain such insurance and any premium paid by Agent on behalf of the Lenders shall be due any payable by Borrower to Agent on behalf of the Lenders within 10 days' of written demand therefor. The maintenance of any policy or policies of insurance pursuant to this Section shall not limit any obligation or liability of Borrower pursuant to any other Sections or provisions of this Agreement.

        5.11 Regulated Substances. Borrower is now and shall remain in material compliance with all laws respecting Regulated Substances.

        5.12 Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Agent to effect the purposes of this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, at any time and from time to time, at the expense of Borrower, Borrower will promptly execute and deliver all further instruments and documents, in form and substance acceptable to Agent, and take all further action, that may be necessary or desirable, or that Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder respecting any Collateral or to preserve and protect Agent's interest in or the value of the Collateral, and pay the costs of any recording or filing of the same, and Agent may do anything which it in its reasonable discretion deems necessary to perfect and protect its interest in the Collateral. Borrower hereby irrevocably appoints Agent as Borrower's attorney-in-fact and authorizes Agent, with full authority in the place and stead of Borrower and in the name of Borrower or otherwise, to exercise at any time in Lender's discretion all or any of the following powers, at Borrower's sole expense, which powers of attorney, being coupled with an interest, are irrevocable throughout the term hereof and such appointment shall be immediately exercisable upon the occurrence and during the continuance of an Event of Default hereunder: (a) to take any action or to execute any instrument to accomplish the purposes hereof and to sign Borrower's name upon documents to be executed, recorded, or filed to perfect or continue perfected Agent's security interest in the Collateral; (b) to settle any claim or other matter respecting any insurance concerning the Collateral, and to obtain at Borrower's expense and adjust insurance required to be paid hereunder; (c) to file in the name of Borrower or Agent any claim, action, or proceeding deemed advisable respecting any of the Collateral; (d) to receive, take, endorse, assign, deliver, accept and deposit, in the name of Agent or Borrower, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the proceeds thereof; and (e) after an Event of Default to change the address for delivery of Borrower's mail to Agent and to receive and open mail addressed to Borrower. Borrower ratifies and approves all such acts.

ARTICLE 6. NEGATIVE COVENANTS

        Borrower covenants and agrees that until the full and complete payment and satisfaction of the obligations (Other than any contingent indemnification obligations) and termination of the Commitments, Borrower will not do any of the following:

        6.1.  Changes; Mergers. (i) Change its corporate name, chief executive office, or principal place of business without ten (10) days' prior written notice to Agent; or (ii) change its legal structure or jurisdiction of incorporation, or liquidate or dissolve or enter into or be party to any Merger.

        6.2.  Liens; Collateral; Collateral Locations. Borrower will not:

  (a)
  Create, incur, assume or permit to exist any Lien except Permitted Liens.

  (b)
  Except with respect to the grant of Permitted Liens, sign or authorize the signing of any financing statement or other document naming Borrower as debtor or obligor, or acquiesce or cooperate in the issuance of any bill of lading, warehouse receipt or other document or instrument of title, in either case with respect to any Collateral, except those negotiated to Agent, or those naming Agent as secured party.

  (c)
  Locate any Collateral or Records at any location other than an Authorized Location, or establish a place of business at a location other than an Authorized Location.

  (d)
  Grant a pledge of or security interest in its Intellectual Property to any Person, nor sell or transfer title on any of its Intellectual Property;

  (e)
  Grant a negative pledge on Intellectual Property to any Person other than Agent or Lenders;

  (f)
  Grant to any Person, other than Agent for the benefit of Lenders, a blanket lien on all or substantially all of its assets, including but not limited to Accounts, Chattel Paper, Equipment, Equity Securities, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Receivables or Intellectual Property (the "Negative Pledge on All Assets");

  (g)
  Grant a negative pledge on all or substantially all of its assets to any Person other than Agent or Lenders; and

  (h)
  Grant to any Person a security interest in any Equipment or other Goods other than the specific Equipment or Goods financed by said Person.

        6.3.  Dispositions of Assets. Transfer, sell, lease, lend or in any other manner convey any equitable, beneficial or legal interest in any Property of Borrower except;

  (a)
  sales of Inventory and grants of Licenses in the ordinary course of business;

  (b)
  disposition of obsolete or excess Equipment (other than Loan Items) in the ordinary course of business; and

  (c)
  disposition of Loan Items with the Agent's prior written request.

        6.4   Distributions. (i) Declare or pay any cash dividend or make a distribution on, or repurchase or redeem or otherwise acquire for value, any of its Equity Securities (other than pursuant to employee repurchase plans upon an employee's death or termination of employment in an aggregate amount not to exceed $50,000) from and after the Closing Date (provided, that such $50,000 limitation shall not apply to (x) that portion of the amount paid in such repurchase that is equal to the cash amount that was actually paid by or for the benefit of the relevant employee to Borrower when such Equity Securities were purchased by such employee or (y) the cancellation of any purchase money note of such employee in favor of Borrower relating to such employee's purchase of such Equity Securities, so long as any such repurchase is effected by cancellation of obligations under the relevant purchase money note, if any, prior to any cash payment), (ii) return any capital to any holder of its Equity Securities as such, (iii) make any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities as such or (iv) set apart any sum for any such purpose; provided, the Borrower may pay dividends payable solely in common stock.

        6.5   Transaction With Affiliates. Enter into any contractual obligation with any Affiliate or engage in any other transaction with any Affiliate except upon terms at least as favorable to Borrower as an arms-length transaction with an unaffiliated Person.

        6.6   Indebtedness. Permit or suffer Borrower's non-trade payables, including the amounts funded hereunder by the Lenders, to exceed $9,000,000 above the non-trade payables owing by Borrower as of November 1, 2002. This limitation on the incurrence of additional debt shall no longer be in effect at such time that Borrower can demonstrate that it has received, in exchange for an issuance of any series of Borrower's equity, $25,000,000 paid in good funds and not in subordinated or convertible or non-convertible debt.

        6.7   Investments. Make or permit to exist any Investment except for Permitted Investments.

ARTICLE 7. EVENTS OF DEFAULT

        7.1.  Events of Default; Acceleration. The occurrence of any one or more of the following shall constitute a default hereunder and under each and all of the Notes (each, an "Event of Default"):

  (a)
  Borrower shall fail to pay any principal, interest or Terminal Payments, or any other Obligation under this Agreement, the Notes or any of the other Loan Documents, when due and such default continues for more than five (5) calendar days after the due date thereof;

  (b)
  Any representation or warranty made, or financial statement, certificate or other document provided, by Borrower under any Loan Document shall prove to have been false or misleading in any material respect when made or deemed made;

  (c)
  A Material Adverse Change shall have occurred, or Borrower shall fail to perform or observe any obligation or covenant under Sections 5.4 (other than 5.4(d)) or 5.10, or Article 6;

  (d)
  Borrower shall fail or neglect to perform, keep or observe any provision, covenant or obligation contained in this agreement or any other Loan Document (other than those provided for in clauses (a)-(c) above) and, as to any such breach that is capable of being cured, such breach is not cured within twenty (20) days after the occurrence of such default;

  (e)
  Borrower shall become insolvent, no longer solvent, or fail to pay its debts generally as they become due or shall commence any Insolvency Proceeding with respect to itself; an involuntary Insolvency Proceeding shall be filed against Borrower, or a custodian, receiver, trustee, assignee for the benefit of creditors, or other similar official, shall be appointed to take possession, custody or control of the properties of Borrower, and such involuntary Insolvency Proceeding, petition or appointment is acquiesced to by Borrower or is not dismissed within sixty (60) days; or the dissolution or termination of the business of Borrower;

  (f)
  If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or Person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within thirty (30) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a Lien upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by any Governmental Authority, and the same is not paid within thirty (30) days after Borrower receives notice thereof; provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contesting by Borrower;

  (g)
  Any Governmental Authority shall take any judicial or administrative action, or any defined benefit pension plan maintained by Borrower shall have any unfunded liabilities, any of which, in the reasonable judgment of Agent or any Lender, would be reasonably likely to have a Material Adverse Effect;

  (h)
  Any sale, transfer or other disposition of all or a substantial or material part of the assets of Borrower, including without limitation to any trust or similar entity, shall occur, except to the extent otherwise permitted herein;

  (i)
  Any judgment(s) singly or in the aggregate in excess of the Threshold Amount shall be entered against Borrower which remain unsatisfied, unvacated or unstayed pending appeal for thirty (30) or more days after entry thereof;

  (j)
  A default or breach occurs under any other agreement of Borrower for borrowed money, lease, or material license, which (i) causes or permits the obligee under such agreement (or person or entity asserting the rights of the obligee) to cause, indebtedness of Borrower of an amount equal to or greater than the Threshold Amount to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or (ii) pertains to obligations owing to any one or more Lenders as lender or lessor, and such default continues for more than twenty (20) days after the earlier of (A) the date such Lender gives notice of such default to Borrower, or (B) Borrower's actual knowledge of such default; or (iv) with respect to a material license, causes a termination or permits the licensor to terminate such license; provided, that an Event of Default under this clause (j) shall be automatically cured for the purposes hereof upon the waiver (whether as a result of cure or otherwise) of the default with respect to such other agreement (and, if applicable, revocation of any acceleration of Indebtedness);

  (k)
  If any Loan Document shall in any material respect cease to be, or Borrower shall assert that any Loan Document is not, a legal, valid and binding obligation of Borrower enforceable in accordance with its terms; or

  (l)
  The occurrence of a Material Adverse Effect; or Borrower is acquired by or merges into any other business entity without advance written consent from both Lenders.

        7.2.  Remedies Upon Default.

        Upon the occurrence and during the continuance of any Default or Event of Default, then with or without notice to Borrower from Agent, in the case of any Default or Event of Default, Agent may, in its discretion, suspend the Commitments. Upon any such suspension or termination of any of the Commitments, Lenders shall have no further obligation to make Loans unless, in the case of a suspension of the Commitments, all Lenders agree in writing to reverse such suspension

        In addition, if any Event of Default shall have occurred and be continuing, then Agent may, on behalf of Lenders, with or without notice, take any one or more of the following actions:

  (a)
  declare all or any portion of the Obligations, including, without limitation, principal, interest and Terminal Payments, to be forthwith due and payable, whereupon such Obligations shall be immediately due and payable in full; or

  (b)
  exercise any rights and remedies provided to Agent or Lenders under the Loan Documents or at law or in equity, including all remedies provided under the UCC; provided, that upon the occurrence of an Event of Default specified in Section 7.1(e), the Obligations shall become immediately due and payable (and the Commitments, if not previously terminated, shall immediately be terminated) without declaration, notice, or demand by Agent or Lenders.

        In addition to all other rights and remedies of Agent or Lenders under this Agreement, Borrower expressly agrees that, upon the occurrence and during the continuance of any Event of Default, Agent may collect, receive, assemble, process, appropriate, and realize upon the Collateral, or any part thereof, and may sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange and at such prices as it may deem best, for cash, on credit, or for future delivery without assumption of any credit risk. Agent may sell any of the Collateral without giving any warranties as to such Collateral, and may specifically disclaim any warranties of title or the like. Agent or any Lender shall have the right, upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Lenders by credit bid the whole or any part of said Collateral so sold, free of any right or equity of redemption. Such sales may be adjourned or continued from time to time with or without notice. Agent shall have the right to conduct such sales on Borrower's premises or elsewhere, and shall have the right to use Borrower's premises, without rent or other charge, for such sales or for any other action with respect to the Collateral for such time or times (up to 60 calendar days) as Agent deems necessary or advisable. Borrower agrees that ten (10) days' prior notice by Lender to Borrower of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters.

        Borrower further agrees, upon the occurrence and during the continuance of an Event of Default and at Agent's request, to assemble the Collateral and make it available to Agent at places that Agent shall reasonably select, whether at Borrower's premises or elsewhere. Until Agent is able to effect a sale, lease, or other disposition of the Collateral, Agent shall have the right to enter the premises (without breach of peace) and complete, assemble, use or operate the Collateral or any part thereof, to the extent that Agent deems appropriate, for the purpose of removing all or any part of the Collateral, conducting any sales of the Collateral, preserving such Collateral or its value or for any other purpose. Agent shall have no obligation to Borrower to maintain or preserve the rights of Borrower as against third parties with respect to any Collateral while such Collateral is in the possession of Agent. To the maximum extent permitted by applicable law, Borrower waives all claims, damages, and demands against Agent, Lenders, their affiliates, agents, and the officers and employees of any of them arising out of the repossession, retention, or sale of any Collateral except to the extent such as are determined in a final judgment by a court of competent jurisdiction to have arisen out of the gross negligence or willful misconduct of such Persons.

        7.3.  Set Off Right. During the occurrence and continuance of an Event of Default. Lenders may, subject to Section 2.13, set off and apply to the Obligations any and all indebtedness at any time owing to or for the credit or the account of Borrower.

        7.4   Application of Proceeds. As to any Proceeds and other monies or property received by Agent or any lender pursuant to the terms of this Agreement or any other Loan Document, Borrower hereby irrevocably waives the right to direct the application of any and all such amounts, and hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such amounts against the Obligations then due and payable in the order determined by Agent in its sole discretion, including expenses of Agent and Lenders to the extent reimbursable hereunder.

        7.5   Deficiency. Borrower shall be liable for a deficiency if the Proceeds of any sale or other disposition of the Collateral are insufficient to cover all costs and expenses of such sale and the satisfaction in full of all the Obligations.

        7.6   Waivers by Borrower. Without limiting the generality of the other waivers made by Borrower herein, to the maximum extent permitted under applicable law, Borrower hereby irrevocably waives all of the following:

          (a)   Any right to assert against Agent or any Lender as a defense, counterclaim, set-off or crossclaim, any defense (legal or equitable), set-off, counterclaim, crossclaim and/or other claim arising directly or indirectly from the present or future lack of perfection, sufficiency, validity and/or enforceability of any Loan Document, or any security interest.

          (b)   (i) presentment, demand and notice of presentment, dishonor, notice of intent to accelerate, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all accounts, documents, instruments, chattel paper and guaranties at any time held by Agent or a Lender on which Borrower may in any way be liable and hereby ratifies and confirms whatever Agent or a Lender may do in this regard, (ii) any bond or security which might be required by any court prior to allowing Agent or Lender to exercise any of its remedies, and (iii) the benefit of all marshalling, valuation, appraisal and exemption laws.

          (c)   The right, if any, to require Lender to (i) proceed against any person liable for any of the Obligations as a condition to or prior to proceeding hereunder; and (ii) foreclose upon, sell or otherwise realize upon or collect or apply any other property, real or personal, securing any of the Obligations, as a condition to, or prior to proceeding hereunder.

          (d)   If Lender seeks to take possession of any or all of the Collateral by judicial process: (i) any bond and any surety or security relating thereto which is otherwise required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that Lender retain possession and not dispose of any such Collateral until after trial or final judgment.

        7.7.  Remedies Cumulative. Agent's and Lenders' rights and remedies under this Agreement and all other Loan Documents shall be cumulative. Agent and Lenders shall have all other rights and remedies not inconsistent herewith as provided under the UCC, by law, or in equity. No exercise by Agent or any Lender of one right or remedy shall be deemed an election, and no waiver of any Event of Default shall be deemed a continuing waiver. No delay by Agent or any Lender shall constitute a waiver, election, or acquiescence by any such Person.

        7.8.  Indemnities. This Section shall survive payment of all other Obligations. Borrower shall, on an after-tax basis, indemnify, defend and hold Agent, Lenders and their officers, agents, and partners harmless against any and all claims, actions, demands, liabilities and expenses of any nature relating to or arising out of this Agreement, the Loan Documents, or any Collateral, including without limitation those arising because of latent defects, infringement of intellectual property rights, strict tort liability, noncompliance with laws or regulations respecting Regulated Substances, government secrecy or technology export, or any lien (except as created by Agent or a Lender) or right of another against any Collateral, even if the Collateral is foreclosed upon or sold pursuant hereto. Borrower shall reimburse Agent or Lenders, as applicable, on demand for all costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation and negotiation, administration, amendment, workout, and enforcement of any Loan Document, whether or not suit is brought. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required hereunder, then Agent or Lenders may pay the same or any part thereof, and all such amounts shall be immediately due and payable, and shall be Obligations secured by the Collateral.

Any payments made by Agent or a Lender shall not constitute an agreement by Agent or that Lender to make similar payments in the future or a waiver by Agent or that Lender of any Event of Default hereunder. Borrower shall reimburse Agent and Lenders for all costs and expenses, including attorney's fees, which Agent or Lenders incur in enforcing any judgment rendered in connection with this Agreement, and this provision is severable from all other provisions hereof and shall survive, and not be deemed merged into, any such judgment.

ARTICLE 8. POWER OF ATTORNEY

        8.1.  Power of Attorney. For the purpose of protecting and preserving the Collateral and Agent's and each Lender's rights under this Agreement, Borrower hereby irrevocably appoints Agent, for the benefit of Agent and Lenders, with full power of substitution, as its attorney-in-fact with full power and authority to, upon the occurrence and during the continuance of an Event of Default, to do any act which Borrower is obligated to do hereunder, and to exercise such rights with respect to the Collateral as Borrower might exercise. Borrower hereby ratifies all that Agent shall lawfully do or cause to be done by virtue of this appointment.

        8.2.  Authorization for Agent to Take Certain Action. The powers of attorney created in Section 8.1 and elsewhere herein are powers coupled with an interest and shall be irrevocable. The powers conferred on Agent hereunder are solely to protect Agent's and each Lender's interests in the Collateral and shall not impose any duty or obligation upon Agent or any Lender to exercise such powers. Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and in no event shall Agent or any of its directors, officers, employees, agents or representatives be responsible to Borrower for any act or failure to act, except for gross negligence or willful misconduct. Upon the occurrence and during the continuance of an Event of Default, Agent may exercise this power of attorney without notice to or assent of Borrower, in the name of Borrower, or in Agent's or Lender's own name, from time to time in Agent's sole discretion and at Borrower's expense. To further carry out the terms of this Agreement, upon the occurrence and during the continuance of an Event of Default, Agent may prepare, adjust, execute and deliver and receive payment under insurance claims with respect to the Collateral.

        8.3.  Payments by Agent. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities as required under the terms of this Agreement, then Agent may (but shall have no obligation to) do any or all of the following: (a) make payment of the same or any part thereof; or (b) obtain and maintain insurance policies of the type required hereunder, and take any action with respect to such policies as Agent deems prudent. Any amounts paid or deposited by Agent shall constitute Obligations hereunder, shall be due and payable within 30 days after demand, and shall bear interest at the highest Designated Rate that is applicable at the time such amounts were incurred (or, from and after the occurrence of an Event of Default, the Default Rate applicable to such highest Designated Rate). Any payments made by Agent shall not constitute an agreement by Agent to make similar payments in the future or a waiver by Agent or any Lender of any Default or Event of Default under this Agreement.

ARTICLE 9. AGENT

        9.1.  Effect of Agency and Intercreditor Arrangements. The obligations of Agent and Lenders against Borrower shall not be diminished or impaired by any provision of any Agreement solely between Lenders or among Agent and Lenders.

ARTICLE 10. GENERAL PROVISIONS

        10.1. Notices. Except as otherwise provided herein, whenever it is provided that any notice, demand, request, consent, approval or other communication shall or may be given to any party hereunder, any such communication shall be in writing and personally delivered, sent by reputable overnight courier, or United States mail, postage prepaid, or sent by facsimile, or other authenticated message, charges prepaid, to the other party's or parties' addresses as set forth on Schedule B hereto. Each party may change the address or facsimile number to which notices, requests and other communications are to be sent by giving written notice of such change to each other party. Notice given by hand delivery shall be deemed received on the date delivered; if sent by overnight courier, on the next Business Day after delivery to the courier service; if by first class mail, on the third Business Day after deposit in the U.S. Mail; and if by facsimile, on the date of transmission (or, if the date of transmission was not a Business Day or if such transmission was after the close of business of the receiving Person on the date of transmission, on the next succeeding Business Day).

        10.2. Binding Effect. The Loan Documents shall be binding upon and inure to the benefit of Borrower, Agent and Lenders and their respective successors and permitted assigns; provided, that Borrower may not assign or transfer Borrower's rights or obligations under any Loan Document without all Lenders' prior written consent. Each Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, such Lender's rights and obligations under the Loan Documents.

        10.3. Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document; or any consent to any departure by Borrower therefrom (collectively, "Amendments"), shall in any event be effective unless the same shall be in writing and signed by Agent and Borrower; provided, that: without the written consent of each Lender affected thereby, no Amendment shall be effective if the result would be to:

  (a)
  extend the Commitment Termination Date;

  (b)
  extend the Maturity Date of, or otherwise forgive or waive default in payment of, any payment of principal or interest due from Borrower with respect to any Loan;

  (c)
  change the rate of interest applicable to any Loan;

  (d)
  release the Lien on any material portion of the Collateral except as and to the extent expressly contemplated under this Agreement;

  (e)
  change any provision of this Agreement which, by its terms, requires the consent of all Lenders;

  (f)
  modify any requirement under this Agreement that any particular action be taken by all Lenders; or

  (g)
  change the Commitments set forth in Section 2.1 or increase the aggregate Commitments.

        Any Amendment must be in writing and shall be effective only to the extent set forth in writing. No waiver of any breach, Default or Event of Default shall be deemed a waiver of any later breach, Default or Event of Default of or relating to the same or any other provision of any Loan Document. No failure or delay on the part of Agent or any Lender in exercising any power, right, or privilege under any Loan Document shall operate as a wavier thereof, and no single or partial exercise of any such power, right, or privilege shall preclude any further exercise thereof or the exercise of any other power, right or privilege..

        10.4. Rights Cumulative. All rights and remedies existing under the Loan Documents are cumulative to, and not exclusive of, any other rights or remedies available under contract or applicable law.

        10.5. No Original Issue Discount. Borrower and Lenders hereby acknowledge and agree that the Warrants are part of an investment unit within the meaning of Section 1273(c)(2) of the Internal Revenue Code which includes the Loans. Borrower and Lenders further agree as between Borrower and Lenders, that the fair market value of the Warrant is equal to US$100 and that, pursuant to Treas.

Reg. § 1.1273-2(h), US$100 of the issue price of the investment unit will be allocable to the Warrant and the balance shall be allocable to the Loans. Borrower and Lenders agree to prepare their federal income tax returns in a manner consistent with the foregoing agreement and, pursuant to Treas. Reg. § 1.1273, the original issue discount on the Loans shall be considered to be zero.

        10.6. Unenforceable Provisions. Any provision of any Loan Document executed by Borrower which is prohibited or unenforceable in any jurisdiction, shall be so only as to such jurisdiction and only to the extent of such prohibition or unenforceability, but all the remaining provisions of any such Loan Document shall remain valid and enforceable.

        10.7. Reinstatement. The obligations of Borrower under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Obligations is rescinded or must otherwise be returned by Agent or any Lender upon, on account of, or in connection with, any Insolvency Proceeding of Borrower, all as though such payment had not been made.

        10.8. Indemnification; Exculpation. Borrower shall protect, defend and indemnify Agent and each Lender and each such Person's employees, officers, directors, shareholders, affiliates, correspondents, agents and representatives (each individually, an "Indemnified Party") against, and hold each Indemnified Party harmless from, all claims, actions, proceedings, liabilities, damages, losses, expenses (including, without limitation, reasonable attorney's fees and costs) and other amounts incurred by an Indemnified Party, arising from (i) the matters contemplated by this Agreement or any other Loan Documents, including any actions taken by Agent or any Lender hereunder or thereunder, or (ii) any contention that Borrower has failed to comply with any law, rule, regulation, order or directive applicable to Borrower's business; provided, that this indemnification shall not apply to any of the foregoing incurred solely as the result of any such Indemnified Party's gross negligence or willful misconduct. NO INDEMNIFIED PARTY SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER. This indemnification shall survive the payment and satisfaction of all of Borrower's Obligations to Agent and Lenders.

        10.9. Reimbursement. Borrower promises to pay (a) any and all reasonable attorneys' fees and expenses incurred by Agent for the preparation and negotiation of the Loan Documents (including in connection with any due diligence and Lien perfection);, and (b) any and all reasonable attorneys' and professionals' fees and expenses incurred by Agent and Lenders after the Closing Date in connection with or related to: the Loans; the administration, collection, or enforcement of the Loans; amendment or modification of the Loan Documents; any waiver, consent, release, or termination under the Loan Documents; the protection, preservation, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral, or any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to the Borrower or the Collateral, and any appeal or review thereof; and any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to Borrower, the Collateral, or the Loan Documents, including in any adversary proceeding or contested matter commenced or continued by, on behalf of, or against Borrower or its estate, and any appeal or review thereof. Agent's or any Lender's professional fees and expenses shall include fees or expenses for Agent's or any Lender's attorneys, accountants, auctioneers, liquidators, appraisers, investment advisors, environmental and management consultants, or experts engaged by the Agent or Lenders in connection with the foregoing. The Borrower's promise to pay all of Agent's or any Lender's professional fees and expenses is part of the

Obligations under this Agreement. For the purposes of this Section 10.9, attorney's fees shall include, without limitation, fees incurred in connection with the following: (1) contempt proceedings; (2) discovery; (3) any motion, proceeding or other activity of any kind in connection with an Insolvency Proceeding; (4) garnishment, levy, and debtor and third party examinations; and (5) postjudgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment. All of the foregoing costs and expenses shall be payable upon demand by Agent or any Lender, and if not paid within thirty (30) days of presentation of invoices shall bear interest at the highest applicable Default Rate.

        10.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts which, when taken together, shall constitute but one and the same original instrument.

        10.11. Headings. The section headings in this Agreement are for convenience only and shall not be used in interpreting this Agreement.

        10.12. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other Loan Documents. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the other Loan Documents shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any other Loan Document.

        10.13. Entire Agreement. This Agreement and the other Loan Documents are intended by the parties as the final expression of their agreement and therefore contain the entire agreement between the parties and supersede all prior understandings or agreements concerning the subject matter hereof, including the Equipment Financing Proposal letter dated October 9, 2002.

        10.14. Advice of Counsel. BORROWER ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL WITH RESPECT TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, AND THE TRANSACTIONS EVIDENCED HEREBY AND THEREBY.

        10.15. Governing Law and Jurisdiction. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF [ILLINOIS], EXCLUDING CONFLICT OF LAWS PRINCIPLES THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION.

        10.16. Consent To Jurisdiction And Venue. ALL JUDICIAL PROCEEDINGS ARISING IN OR UNDER OR RELATED TO THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE OF ILLINOIS. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO GENERALLY AND UNCONDITIONALLY: (A) CONSENTS TO PERSONAL JURISDICTION OR VENUE IN COOK COUNTY, STATE OF ILLINOIS; (B) WAIVES ANY OBJECTION AS TO JURISDICTION OR VENUE IN COOK COUNTY, STATE OF ILLINOIS; (C) AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE IN THE AFORESAID COURTS, AND (D) IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS. SERVICE OF PROCESS ON ANY PARTY HERETO IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE EFFECTIVE IF SENT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS OF SUCH PARTY SET FORTH HEREIN AND SHALL BE DEEMED EFFECTIVE AND RECEIVED AS SET FORTH IN SUCH SECTION. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY

OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF EITHER PARTY TO BRING PROCEEDINGS IN THE COURTS OF ANY OTHER JURISDICTION.

        10.17. Mutual Waiver Of Jury Trial. EACH OF BORROWER, AGENT AND EACH LENDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, "CLAIMS") ASSERTED BY BORROWER AGAINST AGENT OR ANY LENDER OR ANY OF THEIR RESPECTIVE ASSIGNEES AND/OR BY AGENT OR ANY LENDER OR ANY OF THEIR RESPECTIVE ASSIGNEES AGAINST BORROWER. THIS WAIVER EXTENDS TO ALL SUCH CLAIMS, INCLUDING, WITHOUT LIMITATION, CLAIMS WHICH INVOLVE PERSONS OR ENTITIES OTHER THAN BORROWER, AGENT AND ANY LENDER; CLAIMS WHICH ARISE OUT OF OR ARE IN ANY WAY CONNECTED TO THE RELATIONSHIP BETWEEN BORROWER, AGENT AND ANY LENDER; AND ANY CLAIMS FOR DAMAGES, BREACH OF CONTRACT ARISING OUT OF THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENT, SPECIFIC PERFORMANCE, OR ANY EQUITABLE OR LEGAL RELIEF OF ANY KIND. EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

        IN WITNESS WHEREOF, Borrower, Agent and each Lender has duly executed and delivered this Loan and Security Agreement as of the day and year first above written.

"Agent":		"Lender"
HELLER FINANCIAL LEASING, INC., as Agent and LIGHTHOUSE CAPITAL PARTNERS IV, L.P. AS LENDER Lender
		By:	LIGHTHOUSE MANAGEMENT PARTNERS IV, L.L.C., its general partner
By:	/s/ CHARLES ARKIN	By:	/s/ DENNIS RYAN
Name:	Charles Arkin	Name:	Dennis Ryan
Title:	AVP, Contract Administration	Title:	Chief Operating Officer
"Borrower": FAVRILLE, INC., as Borrower
By:	/s/ TAMARA A. SEYMOUR
Name:	Tamara A. Seymour
Title:	CFO

SCHEDULE A

DISCLOSURE SCHEDULE
TO
LOAN AND SECURITY NO. 24-01117

        The following constitutes an itemization by Borrower of those matters which require disclosure pursuant to the Loan and Security Agreement No. 24-01117 by and among the Borrower and Heller Financial Leasing, Inc., as Agent (the "Agreement"). Unless otherwise noted herein, any capitalized term in this Schedule shall have the same meaning assigned to such term in the Agreement. Disclosures made under the headings of one section may apply to, augment, or qualify disclosures under one or more sections. Section headings are provided herein for convenience only.

3.6	Litigation:	None
3.8	Subsidiaries:	None
3.13	The Company's chief executive office and principal place of business is: 10865 Altman Row, Ste. 150, San Diego, CA 92121
FEIN: 33-0892797
Fiscal year ending date: December 31
Permitted Indebtedness: Equipment loan from Silicon Valley Bank: Balance at 11/01/02 = $523,020 Balance at 02/28/03 = $439,533 Maturity Date = 9/30/04

Officer Loans:

        $96,000 loan to John Longenecker, President & CEO, for exercise of stock options. Note due in full in April 2006.

        $60,000 balance remaining on relocation loan to John Bender, VP-Clinical Research. $30,000 due June 2003 and $30,000 due June 2004.

"Authorized Location" shall mean only:

        10865 Altman Row, Ste. 150, San Diego, CA 92121

        3366 North Torrey Pines Court, Ste. 220, La Jolla, CA 92037

        10421 Pacific Center Court, Ste. 150, San Diego, CA 92121

SCHEDULE B

NOTICE AND PAYMENT INFORMATION

Party	Address(s) for Notices	Wire Transfer Instructions (or address) for Payments
Heller Financial Leasing, Inc.	Address for Notices Heller Financial Leasing, Inc. 500 West Monroe Chicago, IL 60661 Attention: Portfolio Management GE Technology Finance Fax: (312) 876-2593	Bank of America 231 South LaSalle Street Chicago, IL 60697 ABA NO. 071000039 Account # 81 8 841 1298 Heller Financial Leasing, Inc. Reference: 24-01117
Address for Borrowing Requests
Heller Financial Leasing, Inc. 500 West Monroe Chicago, IL 60661 Attention: Contract Administration GE Technology Finance Fax: (312) 876-2593
Lighthouse Capital Partners	Address for Notices and Borrowing Requests:
500 Drakes Landing Road Greenbrae, CA 94904-3011 Attn: Contracts Administration Fax: (415) 925-3387 Phone: (415) 464-5900
Favrille, Inc.	Address for Notices
Favrille, Inc. 10865 Altman Row, Ste. 150 San Diego, CA 92121

EXHIBIT A

FORM OF BORROWING REQUEST

Dated:

Heller Financial Leasing, Inc., As Agent
500 West Monroe
Chicago, IL 60661
Attention: Contract Administration
                  GE Technology Finance

        Re: Favrille, Inc.

Gentlemen:

        Reference is made to the Loan and Security Agreement No. 24-01117 (as the same may have been amended from time to time, the "Loan Agreement"; capitalized terms used but not defined herein shall be as defined therein) by and among Favrille, Inc. ("Borrower"), Heller Financial Leasing, Inc., as agent (in such capacity, "Agent") for lenders ("Lenders") from time to time parties to the Loan Agreement, and the Lenders party thereto.

        The undersigned is the Chief Financial Officer of Borrower, authorized to execute a Borrowing Request under the Loan Agreement, and hereby, on behalf of Borrower, requests a Loan under the Loan Agreement, and in that connection certifies as follows:

The proposed Loan is in the following amount: $                        in Hard Cost, and $                        in Soft Cost.

The attached Schedule A to Borrowing Request accurately describes each item of Eligible Equipment for the requested Loan in compliance with Section 2.4(a)(i) of the Loan Agreement.

Attached hereto are all original invoices relating to the Eligible Equipment being financed by such Loan, and one or both of the following as applicable: cancelled checks or other evidence of payment with respect thereto, or a Direction to Remit executed by Borrower indicating to whom remittance shall be made.

Before giving effect to the Loan requested, as of the date of this Borrowing Request the aggregate amount of Loans that have been made (without regard to principal payments that may have been made thereon) is as follows:

	Heller	LCP
Hard Cost Commitment	$2,100,000	$2,100,000
Soft Cost Commitment	$1,400,000	$1,400,000
Aggregate Commitment	$3,500,000	$3,500,000
Aggregate Loans Funded to Date
Remaining Commitment Before Giving Effect to This Loan Request

The proposed Funding Date of the requested Loan is                        ,                         .

        Borrower hereby represents that the conditions precedent to Loans set forth in the Loan Agreement are satisfied and shall be satisfied upon the making of the requested Loan, including but not limited to: (i) that no Material Adverse Effect has occurred; (ii) that the representations and warranties set forth in the Loan Agreement are and shall be true and correct in all material respects on and as of the Funding Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; (iii) that Borrower is in compliance with all the terms and provisions set forth in each Loan Document on its part to be observed or performed; (iv) that as of the Funding Date of the proposed Loan, no fact or condition exists, or will result from the making of the proposed Loan, that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default under the Loan Documents, and (iv) that that Borrower's corporate status and locations remain unchanged from either the Closing Date or the date of any subsequent notice to Agent as to any such change.

        Without limiting the generality of the foregoing, upon the making of the requested Loan by any Lender, Agent will have, for the benefit of Agent and Lenders, a first priority lien upon and security interest in the Loan Items for such Loan.

        Borrower agrees to notify you promptly before the funding of the requested Loan if any of the matters to which we have certified above shall not be true and correct on the Funding Date for the requested Loan.

Very Truly Yours,
FAVRILLE, INC.
By:
Name:	Chief Financial Officer

SCHEDULE A
TO
BORROWING REQUEST

ELIGIBLE EQUIPMENT SCHEDULE

Eligible Equipment Description	Invoice or Billing Number	Serial Number	Paid by Borrower: Y/N

EXHIBIT B

FORM OF LANDLORD AGREEMENT

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:
Heller Financial Leasing, Inc.
500 West Monroe
Chicago, IL 60661
Atten: Contract Administration,
           GE Technology Finance

CONSENT TO REMOVAL OF PERSONAL PROPERTY

KNOW ALL PERSONS BY THESE PRESENTS:

        1.     The undersigned has an interest as owner and landlord in the following described real property (the "Real Property"):

        That certain real property in the County of                        , State of                        , described as:

SEE ATTACHMENT 1 ATTACHED HERETO FOR FULL LEGAL DESCRIPTION,

        commonly known as                        (Parcel No.            ).

        2.                              ("Borrower"), has entered into or will enter into a Loan and Security Agreement No. 24-01117 with Heller Financial Leasing, Inc. as Agent and Lender ("Agent") dated as of                        (as amended and supplemented from time to time, the "Agreement").

        3.     Agent, as a condition to entering into the Agreement, requires that the undersigned consent to the removal by Agent of the equipment and other assets set forth on Schedule A attached hereto which Schedule A may be amended from time to time hereafter (hereinafter called "Equipment") from the Real Property, no matter how it is affixed thereto, and to the other matters set forth below.

        NOW, THEREFORE, for good and sufficient consideration, receipt of which is hereby acknowledged, the undersigned consents to the placing of the Equipment on the Real Property, and agrees with Agent as follows:

          1.     The undersigned waives and releases each and every right which undersigned now has, under the laws of the State of California or by virtue of the lease for the Real Property now in effect, to levy or distrain upon for rent, in arrears, in advance or both, or to claim or assert title to the Equipment that is already on said Real Property, or may hereafter be delivered or installed thereon.

          2.     The Equipment shall be considered to be personal property and shall not be considered part of the Real Property regardless of whether or by what means it is or may become attached or affixed to the Real Property.

          3.     The undersigned will permit Agent, or its agent or representative, to enter upon the Real Property for the purpose of exercising any right it may have under the terms of the Agreement or otherwise, including, without limitation, the right to remove the Equipment; provided, however, that if Agent, in removing the Equipment damages any improvements of the undersigned on the Real Property, Agent will, at its expense, cause same to be repaired, normal wear and tear excepted. The right of Agent to enter the Real Property shall not terminate until thirty (30) days after Agent receives written notice from the undersigned of the termination of the Lease

          4.     This agreement shall be binding upon the heirs, successors and assigns of the undersigned and shall inure to the benefit of Agent and its successors and assigns.

        IN WITNESS WHEREOF, the undersigned has executed this instrument at                        , this                        day of                        .

LANDLORD	Notarial Acknowledgment required.
By:
Name:
Title:
Company Name:
Street Address:
City, State, Zip:
Phone:
Fax:
E-mail:

EXHIBIT C

FORM OF LOAN AGREEMENT SUPPLEMENT

LOAN AGREEMENT SUPPLEMENT No. [            ]

        THIS LOAN AGREEMENT SUPPLEMENT No. [            ], dated            ,             ("Supplement"), to the Loan and Security Agreement No. 24-01117 (as amended and supplemented form time to time, the "Loan Agreement") by and among Favrille, Inc., a Delaware corporation ("Borrower"), Heller Financial Leasing, Inc., as agent (in such capacity, "Agent") for lenders ("Lenders") from time to time parties to the Loan Agreement, and the Lenders party thereto.

        1.     Unless otherwise defined herein, capitalized terms have the meanings given to such terms in the Loan Agreement.

        2.     Attached as Schedule A is the Loan Terms Schedule with respect to the proposed Loan of even date herewith (the "Subject Loan").

        3.     The Eligible Equipment upon which the Subject Loan is being made shall be located at the following address:                        .

        4.     On the Funding Date for the Subject Loan, subject to the satisfaction of all of the conditions to the funding of the Subject Loan as provided in the Loan Agreement, the Subject Loan shall be funded as set forth in Section 2.6 of the Loan Agreement.

        5.     Borrower hereby certifies that (a) the foregoing information is true and correct; (b) the representations and warranties made by Borrower in Article 3 of the Loan Agreement and in the other Loan Documents are true and correct on the date hereof and will be true and correct on the Funding Date of the Subject Loan, in each case except to the extent they relate to a prior date; (c) Borrower has met or will by such Funding Date meet all conditions set forth in Article 4 of the Loan Agreement; (d) Borrower is now, and on such Funding Date will be, in compliance with the covenants and the requirements contained in Article 5 and 6 of the Loan Agreement; and (e) no Default or Event of Default has occurred and is continuing under the Loan Agreement.

        6.     This Supplement is being delivered in the State of Illinois.

        7.     This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument Delivery of an executed counterpart of a signature page to this Supplement by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, Borrower, Agent and Lenders have caused this Loan Agreement Supplement No. [            ] to be duly executed and delivered as of the day and year first above written.

"Agent":	"Lender"
HELLER FINANCIAL LEASING, INC., as Agent and Lender	LIGHTHOUSE CAPITAL PARTNERS IV, L.P. AS LENDER
	By:	LIGHTHOUSE MANAGEMENT PARTNERS IV, L.L.C., its general partner
By:
Name:	By:
Title:	Name:
Title:
"Borrower": FAVRILLE, INC., as Borrower
By:
Name:
Title:

SCHEDULE A
TO
LOAN AGREEMENT SUPPLEMENT NO. [            ]

LOAN TERMS SCHEDULE

1.	Number of Loan:
2.	Funding Date: , 200
3.	Loan Amount; Terminal Payment
	Total	Heller Share	Lighthouse Capital Partner Share	[Other Lender Share]
Hard Cost Loan Amount
Soft Cost Loan Amount
Hard Cost Terminal Payment
Soft Cost Terminal Payment
4.	Designated Rate:	Heller Hard Cost Note:	%
		Heller Soft Cost Note:	%
		Lighthouse Hard Cost Note:	%
		Lighthouse Soft Cost Note:	%
5.	Maturity Date:	Heller Hard Cost Note:
Heller Soft Cost Note:
Lighthouse Hard Cost Note:
Lighthouse Soft Cost Note:
6.	Amortization Schedules:
Heller Hard Cost Note:
Payment No.*	Payment Date [see Payment Date Definition]	Periodic Payment Amount
Interim Interest
1
2
3
4
ETC

Heller Soft Cost Note:
Payment No.*	Payment Date [see Payment Date Definition]	Periodic Payment Amount
Interim Interest
1
2
3
4
ETC
Lighthouse Hard Cost Note:
Payment No.*	Payment Date [see Payment Date Definition]	Periodic Payment Amount
Interim Interest
1
2
3
4
ETC
Lighthouse Soft Cost Note:
Payment No.*	Payment Date [see Payment Date Definition]	Periodic Payment Amount
Interim Interest
1
2
3
4
ETC

EXHIBIT D

FORM OF PROMISSORY NOTE

PROMISSORY NOTE

Dated:	Chicago, Illinois

The undersigned, Favrille, Inc., a Delaware Corporation with its principal place of business at 10865 Altman Row, Ste. 150, San Diego, CA 92121 (hereinafter referred to as "Borrower"), promises to pay to the order of [Heller Financial Leasing, Inc. or Lighthouse Capital Partners, L.P., as applicable] ("Lender")                        Dollars and 00/100 ($                        ) at such other place as the holder hereof may appoint, plus interest thereon as set forth herein.

Interest on the principal amount outstanding shall accrue at the rate equal to                        % per annum, computed on the basis of a 360-day year of twelve 30-day months, and on the assumption that each payment of principal shall be made in a timely manner (the "Designated Rate").

Principal and interest hereunder shall be due and payable on each Payment Date. Borrower agrees to make payment of principal and interest in the amount of $                        on the first Payment Date (which payment is an amount equal to (i) the initial Periodic Payment (as defined below), (ii) the final Periodic Payment amount, and (iii) Interim Interest, if any) followed by                         payments of principal and interest (which will accrue during the calendar month that includes such Payment Date), each in the amount of $                        (each, a "Periodic Payment") starting on the second Payment Date and continuing on each Payment Date thereafter until the amounts of principal and interest owing under this Note are paid in full; provided, however, that the last Periodic Payment hereunder shall not include any interest which would have accrued after the date of the last Periodic Payment, but shall additionally include any accrued and unpaid interest and other charges then outstanding. The foregoing payments include interest calculated at the Designated Rate, which payments are computed on the assumption that all payments will be made on their respective due dates.

Borrower further agrees to pay, in addition to the principal and interest otherwise payable hereunder, an additional payment in the amount of $                                           (the "Terminal Payment"), which shall be due and payable on the final Payment Date. Borrower agrees that the Terminal Payment is an unconditional, non-contingent obligation of the Borrower.

Any payment of principal and/or interest and/or the Terminal Payment which is past due for a period in excess of five (5) days after its due date shall bear interest at a rate per annum equal to the Default Rate, but not more than the maximum rate permitted by law, whichever is less. Borrower shall additionally be liable for any costs or expenses incurred by Lender in collecting any sums due from Borrower to Lender including all attorneys' fees and legal expenses incurred by Lender if this Note is placed with an attorney for collection.

Demand, presentment for payment, notice of non-payment and protest are hereby waived by the undersigned.

This Note is made by Borrower and delivered to Lender in relation to that certain Borrowing Request No.            issued by Borrower pursuant to that certain Loan and Security Agreement No. 24-0117 ("Loan Agreement") by and between Borrower as Borrower and Lender. This Note is issued under the terms of and is entitled to the benefits of the Loan Agreement, to which reference is hereby made for a statement of the nature and extent of the protection and security afforded and the rights of the payee hereof and the rights and obligations of the undersigned. Lender's books and records shall be dispositive evidence of the amount disbursed pursuant to this Note and the Loan Agreement absent manifest error.

Upon an "Event of Default," as defined in the Loan Agreement, this Note may become or be declared due in the manner and with the effect provided in the Loan Agreement.

The holder hereof shall not be required to look to any collateral for the payment of this Note, but may proceed against Borrower, or any guarantor hereof in such manner as it deems desirable. None of the rights or remedies of the holder hereunder or under the Loan Agreement are to be deemed waived or affected by any failure to exercise same.

All remedies conferred upon the holder of this Note, the Loan Agreement or any other instrument or agreement to which the undersigned or any guarantor hereof is a party or under any or all of them is bound, shall be cumulative and not exclusive, and such remedies may be exercised concurrently or consecutively at the holder's option.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF ILLINOIS. AT HOLDER'S ELECTION AND WITHOUT LIMITING HOLDER'S RIGHT TO COMMENCE AN ACTION IN OTHER JURISDICTION, BORROWER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY COURT (FEDERAL, STATE OR LOCAL) HAVING SITUS WITHIN COOK COUNTY IN THE STATE OF ILLINOIS, EXPRESSLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE BY CERTIFIED MAIL, POSTAGE PREPAID, DIRECTED TO THE LAST KNOWN ADDRESS OF BORROWER, WHICH SERVICE SHALL BE DEEMED COMPLETED WITHIN TEN (10) DAYS AFTER THE DATE OF MAILING HEREOF. BORROWER HEREBY WAIVES ANY RIGHT TO ASSERT THAT ANY ACTION INSTITUTED BY HOLDER OR BORROWER IN SUCH COURT IS AN IMPROPER VENUE OR SUCH ACTION SHOULD BE TRANSFERRED TO A MORE CONVENIENT FORUM. HOLDER AND BORROWER EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY.

Where applicable under the Loan Agreement, payments hereunder may be made to, and the rights and remedies of the Lender hereunder may be exercised by, Heller Financial Leasing, Inc., as Agent under the Loan Agreement.

IN WITNESS WHEREOF, the undersigned hereunto sets its hand and seal as of the date first set forth above.

Favrille, Inc. Borrower
By:
Name:
Title:

EXHIBIT E

FORM OF DIRECTION TO REMIT

DIRECTION TO REMIT

[DATE]

FAVRILLE, INC., a Delaware corporation (the "Borrower"), HELLER FINANCIAL LEASING, INC. ("Agent"), in its capacity as agent for LIGHTHOUSE CAPITAL PARTNERS, IV, L.P. ("LCP") and Agent in its individual capacity as a Lender hereunder (each individually a "Lender" and collectively, "Lenders") under that certain Loan and Security Agreement No. 24-01117 (the "Loan Agreement"), hereby acknowledges that the Stated Cost of the Eligible Equipment under Borrowing Request No.    to the Loan Agreement is $                                           (the "Total Remittance"). Borrower hereby directs that the Total Remittance be remitted to or for the benefit of Borrower by Lenders as indicated below:

        Please remit the sum of $                                           to Favrille, Inc. in accordance with the following wire instructions:

Bank Name:
City/State:
Acct. Name:
Acct. No.:
ABA No.:
Contact:
Phone:

        Please remit the sum of $                                           to                        in accordance with the following wire instructions:

Bank Name:
City/State:
Acct. Name:
Acct. No.:
ABA No.:
Contact:
Phone:

        Please retain the sum of $                              to be applied to sums currently due and payable to Lenders.

        The undersigned certifies that the undersigned is a duly authorized signatory of the Borrower, and that as such the undersigned is authorized to execute this request on behalf of the Borrower.

Favrille, Inc. "Borrower"
By:
Name:
Its:
Date:

EXHIBIT F-1

FORM OF HELLER WARRANT

EXHIBIT F-2

FORM OF LCP WARRANT

EXHIBIT G

FORM OF NEGATIVE PLEDGE AGREEMENT

NEGATIVE PLEDGE AGREEMENT

        THIS NEGATIVE PLEDGE AGREEMENT is made as of            , by and between FAVRILLE,  INC. ("Borrower") and HELLER FINANCIAL LEASING, INC.as Agent under that certain Loan and Security Agreement No. 24-01117 ("Lender").

        In connection with the Loan Documents being concurrently executed between Borrower and Lender, Borrower agrees as follows, with any term used herein and not otherwise defined, having the meaning ascribed thereto in the Loan Agreement;

        Except as otherwise permitted in the Loan Documents, Borrower shall not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of Borrower's intellectual property, including, without limitation, the following:

          (a)   Any and all copyright rights, copyright applications, copyright registration and like protection in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held (collectively, the "Copyrights");

          (b)   Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

          (c)   Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

          (d)   All patents, patent applications and like protections, including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including, without limitation, the patents and patent applications (collectively, the "Patents");

          (e)   Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks (collectively, the "Trademarks");

          (f)    Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for an collect such damages for said use or infringement of the intellectual property rights identified above;

          (g)   All licenses or other rights to use any of the Copyrights, Patents or Trademarks and all license fees and royalties arising from such use to the extent permitted by such license or rights;

          (h)   All amendments, extensions, renewals and extensions of any of the Copyrights, Patents or Trademarks; and

          (i)    In and to any of the following: all Receivables; all Equipment; all Fixtures; all General Intangibles; all Inventory; all Intellectual Property; all Investment Property; all Deposit Accounts; all Cash; all other Goods and tangible and intangible personal property of Borrower, whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located; and

          (j)    All proceeds and products of the foregoing, including, without limitation, all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

        It shall be an Event of Default under the Loan Documents between Borrower and Lender if there is a breach of any term of this Negative Pledge Agreement.

        Capitalized items used herein without definition shall have the same meanings as set forth in the above referenced Loan and Security Agreement, and if not defined therein, such terms shall have those meanings as set forth in the Uniform Commercial Code in effect from time to time in the applicable jurisdiction.

BORROWER:	LENDER:
FAVRILLE, INC.	HELLER FINANCIAL LEASING, INC.
By:	By:
Name:	Name:
Title:	Title:

QuickLinks

LOAN AND SECURITY AGREEMENT NO. 24-01117
Recitals
SCHEDULE A
DISCLOSURE SCHEDULE TO LOAN AND SECURITY NO. 24-01117
SCHEDULE B NOTICE AND PAYMENT INFORMATION
EXHIBIT A FORM OF BORROWING REQUEST
SCHEDULE A TO BORROWING REQUEST
ELIGIBLE EQUIPMENT SCHEDULE
EXHIBIT B FORM OF LANDLORD AGREEMENT
CONSENT TO REMOVAL OF PERSONAL PROPERTY
EXHIBIT C FORM OF LOAN AGREEMENT SUPPLEMENT
LOAN AGREEMENT SUPPLEMENT No. [ ]
SCHEDULE A TO LOAN AGREEMENT SUPPLEMENT NO. [ ]
LOAN TERMS SCHEDULE
EXHIBIT D FORM OF PROMISSORY NOTE PROMISSORY NOTE
EXHIBIT E FORM OF DIRECTION TO REMIT DIRECTION TO REMIT [DATE]
EXHIBIT F-1 FORM OF HELLER WARRANT
EXHIBIT F-2 FORM OF LCP WARRANT
EXHIBIT G FORM OF NEGATIVE PLEDGE AGREEMENT NEGATIVE PLEDGE AGREEMENT